U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

Form SB-2/A REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MINISTRY PARTNERS INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

33-0489154

(IRS Employer Identification Number)

955 West Imperial Highway

Brea, California 92821

800-753-6742

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

VAN C. ELLIOTT

President

955 West Imperial Highway

Brea, California 92821

800-753-6742

With copy to:

BRUCE J. RUSHALL, ESQ.

RUSHALL & McGEEVER

1903 Wright Place, Suite 250

Carlsbad, California 92008

760-438-6855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: Upon the effective date of this Post-effective Amendment to the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Alpha Class, Series A Notes	$50,000,000	par	$50,000,000
Alpha Class Series B Notes	$50,000,000	par	$50,000,000
Alpha Class, Series C Notes	$50,000,000	par	$50,000,000	_____________
Total	$50,000,000	par	$50,000,000	$6,335
(1) The $50,000,000 Notes will be sold at their face amount.
(2) A total of $50,000,000 of the Alpha Class Notes are being registered, consisting of a combination of the Series A, Series B and Series C Notes.
(3) The fee is based on the total of $50,000,000 being registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MAY 7, 2006

$50,000,000

MINISTRY PARTNERS INVESTMENT CORPORATION

Alpha Class Promissory Notes

We are offering our Alpha Class Notes in Series A, B and C Notes. Each series bears interest at a rate equal to a fixed spread above the blended index rate for the respective series and maturity of the Note in effect on the date of sale. The blended index rate, or BIR, is comprised of two banking industry rates reported by the Bank Rate MonitorJ. The Series A Notes are offered with maturities of 6, 12, 24, 30 and 60 months. The Series B Notes and Series C Notes have maturities of 120 months and 72 months, respectively.  In the prospectus, the words "we," "us," or "our" refers to Ministry Partners Investment Corporation.

The Notes are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. We issue the Notes under the Loan and Trustee Agreement between us and King Trust Company, N.A. ("King Trust") the trustee.  We refer to this agreement as the "Loan Agreement."

Unless sooner terminated, we will continue this Offering until the second anniversary date of this prospectus, subject to applicable federal and state securities laws.

INVESTING IN OUR NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7. THERE WILL BE NO PUBLIC MARKET FOR OUR NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

====================================================================================================

	Offering Price	Underwriting Discount(1)	Proceeds to the Company(2)
Minimum Purchase	$250	None	$250
Total	$50,000,000	None	$50,000,000

(1)           We are offering the Notes directly through our officers and selected employees.  None of these persons will receive commissions or other separate compensation for these services. There is no minimum offering.

(2)           Before deduction of filing, printing, legal, accounting and miscellaneous expenses payable by us which we estimate will not exceed $50,000.

We are a majority owned subsidiary of Evangelical Christian Credit Union ("ECCU").  The Securities and products we offer are not deposits of, obligations of, or guaranteed by ECCU. They are not insured or guaranteed by the NCUSIF or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this prospectus are placed inside this front cover.

The date of this prospectus is May 7, 2006

____________________________________________

 YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes our business, the risks involved in investing in the Notes, finances and the Notes.

We suggest you refer to "Frequently Asked Questions Regarding This Offering" included as Exhibit E to this prospectus.

We are a California corporation. Our principal executive offices are located at 955 West Imperial Highway, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Loan Agreement, our business and our operating data is contained elsewhere in this prospectus. We encourage you to read this prospectus, including the section entitled "Risk Factors" and the financial statements and notes to the financial statements starting at page F-1 of this prospectus in their entirety before making an investment decision.

About our Company

Our business is investing in mortgage loans and related financing made to evangelical Christian churches, ministries and related organizations which are secured by first, and in some instances junior, liens on real property owned by these organizations. We purchase our mortgage loan investments from our parent corporation, ECCU.  We also contract with ECCU to service our loan portfolio, to provide our office facilities and for certain other services.  However, our business is separate from that of ECCU, and ECCU is not responsible for and does not guarantee either our investments or the Notes.

We depend on proceeds from the sale of the Notes and our other borrowings to fund our mortgage loan investments. We also may, from time to time, depend on the sale of Notes to repay our previously sold Notes and other borrowings as they become due. We refer to the outstanding Notes and or other notes we sell to investors as our debt securities. We have sold over $82,264,000 of our note securities to investors since 1991.

The Offering                          This offering is for a total of $50,000,000 of our Class Alpha Notes which may be purchased in one or more of the following Series:

*                  Series A, which pay interest at a fixed rate depending on the principal amount and maturity of the category of Series A Note purchased

*                  Series B, which allow for an installment purchase and pay interest based on their unpaid balance and length of time they are outstanding.

*                  Series C, which pay interest at a variable rate.

The Series A Notes           The Series A Notes are offered in the following six categories with the required minimum purchase for amounts and interest rates stated.

Series A Note Category	Required Minimum Purchase	Fixed Spread Over BIR on Date Sold
Category A1	$1,000	1.00%
Category A5	$5,000	1.12%
Category A10	$10,000	1.24%
Category A25	$25,000	1.36%
Category A50	$50,000	1.48%
Category A100	$100,000	1.60%

                                         Generally, the Series A Notes are offered with maturities of 6, 12, 24, 30 and 60 months

      The Series B Notes           Interest paid on a Series B Note adjusts as its unpaid balance and the time it is held increase as follows:

Principal Amount	Fixed Spread Over BIR
Less than $1,000	0.75%
At least $1,000, but less than $5,000	1.00%
At least $5,000, but less than $10,000	1.12%
At least $10,000, but less than $25,000	1.24%
At least $25,000, but less than $50,000	1.36%
At least $50,000, but less than $100,000	1.48%
$100,000 or more	1.60%

The Series B Notes have a required minimum purchase of $250 and the investor is required to make additional monthly installment investments of at least $50 per month. They have a term of 120 months. The failure to timely pay an installment payment may result in an administrative charge.

The Series C Notes         The Series C Notes require a minimum purchase of $10,000 and pay interest which is adjusted monthly to equal the sum of the blended index rate ("BIR") for one 90-day certificate of deposit and the following respective amount:

Series C Note Category	Required Minimum Purchase	Fixed Spread
Category C10	$10,000	0.875%
Category C25	$25,000	1.00%
Category C50	$50,000	1.25%
Category C100	$100,000	1.50%

All Series C Notes have a maturity of 72 months but we will prepay the Note in whole or in part upon your request any time provided you have held your note for at least the previous 90 continuous days.

Note Terms in General        Certain common terms of the Notes are summarized below:

The BIR                          The BIR, or blended index rate, is the average of the National Index Rate and the Los Angeles Index Rate for financial institutions reported in the applicable edition of the Bank Rate Monitor(TM) in effect on the first day of each month. We reserve the right to change the rates of the Notes we offer more often than monthly.

Payment of Interest        Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly, on or before the 5th business day of the next month following the due date. Interest is based on the actual daily principal balance of the Note during the month and is pro rated for the first partial payment period. Interest begins to accrue on the date you purchase your Note. The interest rate paid for a partial month is adjusted, based on either and, or both the monthly unpaid principal balance of the Note.

Interest Reinvestment    At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the

Option                            same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank                                The Notes are generally equal in right to payment with our other existing and future unsecured indebtedness, except they are expressly subordinated to the previous Alpha Class notes which we issued under a prior loan agreement. The Notes are not secured or guaranteed. The Notes are senior in right to payment to any of our indebtedness which is expressly subordinated to the Notes. Currently, only our credit line of $5.0 million from ECCU, which we refer to as the ECCU credit line, is so subordinated.

Request for Prepayment You may request at any time that we repurchase or prepay all or any portion of your Note prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of principal and interest on the Note, less an administrative charge not exceeding 3 months interest payable on the Note.

Our Right to Prepay       We reserve the right to prepay a Note at our election at any time

Notes                                upon not less than 30 days nor more than 60 days prior written notice.

Loan Agreement            The Notes are part of up to $200 million of Alpha Class Notes we may issue pursuant to the Loan Agreement, a copy of which is included as Exhibit D to this prospectus. As a condition to your purchase of a Note, you must agree to be bound by the terms and conditions of the Loan Agreement. Among other things, the Loan Agreement requires you to pursue your remedies with respect to any default by us on the Notes through the Trustee.

Protective Promises          Under the Loan Agreement, we promise you that we will:

*        maintain a tangible adjusted net worth of at least $4.0 million;

*        maintain a fixed charge coverage ratio of at least 1.20 to 1.0;

*        limit our other indebtedness, as defined, to not more than $10.0 million;

*        not enter into certain transactions with ECCU or its Affiliates;

*        not consummate certain consolidations, mergers or sales of our assets, unless we are the company surviving the transaction and the transaction does not result in an event of default; and

*        not pay dividends or make certain other distributions to our shareholders except under specified conditions.

Use of Proceeds                    After payment of the costs of this Offering, we will use the proceeds to purchase additional mortgage investment. We may also use these proceeds to pay interest and principal due on our currently outstanding Notes as payment becomes due.

Terms of the Offering          Offering proceeds will be paid directly to us and we will use them as described under "Use of Proceeds". The offering is self-underwritten, which means that we are offering and selling the Notes directly. We do not currently pay commissions or fees in connection with the sale of the Notes. However, we may in the future pay finders' fees or elect to pay commissions.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS

BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other comparable terminology. These statements refer only to potential results. Actual events or results may differ materially. In evaluating these statements you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement. In addition, this prospectus contains forward-looking statements attributed to third-party sources relating to their opinions or estimates regarding real estate loans or the Lender business in general. You should not place undue reliance on these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this prospectus, including our financial statements and the related notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to repay your Note could be impaired and you could lose all of your investment.

Risks Related to the Offering

OUR OBLIGATION TO PAY THE NOTES IS OUR GENERAL OBLIGATION RANKING EQUAL IN RIGHT OF PAYMENT TO OUR OBLIGATION TO PAY OUR EXISTING AND FUTURE INDEBTEDNESS.  In general, as a noteholder you will have no greater right to payment than that of our other general creditors. At December 31, 2005 we had $46,917,963 of total outstanding debt obligations, of which 71%, 10% and 6% of the principal amount of this debt is due and payable in the years 2006, 2007 and 2008, respectively.

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation and the Notes are not the obligation or responsibility of ECCU or any other person. See "Description Of The Notes" below.

YOUR RIGHTS AS A NOTEHOLDER ARE GOVERNED AND RESTRICTED BY THE LOAN AGREEMENT. When you purchase a Note you become a party to the Loan Agreement which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Loan Agreement you could seek remedies against us only through the Trustee appointed under the Loan Agreement. The Loan Agreement requires noteholders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the noteholders.  We refer to this vote as a majority vote of the noteholders. Actions approved or authorized by a majority vote which will bind all noteholders include the election and removal of the Trustee, adopting certain amendments and supplements to the Loan Agreement and the Notes, and waiving certain defaults, events of default or breaches by us under the Loan Agreement. Moreover, the Loan Agreement contains cross-default provisions whereby our default on one series of our Note obligations will constitute a default with respect to each other series of Notes outstanding. Thus, noteholders suffering an actual default may be more inclined to take action against us than noteholders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such noteholders may not be able to obtain the required majority vote to appoint a trustee and proceed under the Loan Agreement. In such event, you may have no practical recourse against us. See the description of the Loan Agreement under "The Loan Agreement" below.

BY EXECUTING THE SUBSCRIPTION DOCUMENT, YOU ADOPT AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE LOAN AND STANDBY TRUST AGREEMENT AND TO THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. CAREFULLY REVIEW THE LOAN AND STANDBY TRUST AGREEMENT ATTACHED AS EXHIBIT "D" TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE LOAN OR STANDBY TRUST AGREEMENT, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE LOAN AND STANDBY TRUST AGREEMENT, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE LOAN AND STANDBY TRUST AGREEMENT, ARE SATISFIED.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

YOU WILL NOT BE ABLE TO RELY ON THE REVIEW OF AN INDEPENDENT UNDERWRITER. When an offering is made through an underwriter, that firm generally takes the responsibility of reviewing and approving the offering in accordance with its professional standards and due diligence procedures. Because we are selling the Notes directly through our officers and employees, you will not be able to rely on an independent underwriter's review of the Offering.

THE NOTEHOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE LOAN AGREEMENT. Under the Loan Agreement, you and the other noteholders may pursue your remedies in the event of our default or otherwise exercise your rights under the Loan Agreement only through the Trustee. King Trust is the trustee.  In the event the Trustee resigns or should the noteholders desire to appoint a different Trustee, they may do so only with a majority vote.  Also finding a suitable trustee successor or substitute and obtaining a majority vote of the noteholders could be time consuming and completion of this appointment process could significantly delay the noteholders' ability to exercise your rights under the Loan Agreement. See "The Loan Agreement - Appointment of the Trustee" below.

UNDER THE LOAN AGREEMENT A MAJORITY VOTE OF THE NOTEHOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE LOAN AGREEMENT WITHOUT YOUR CONSENT. Also, by a majority vote, the noteholders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note.  Moreover, the Trustee has the power under the Loan Agreement to compromise or settle any claims against us by the noteholders and, if such compromise or settlement is approved by a majority vote of the noteholders, the settlement or compromise would be binding on all noteholders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION UNDER CERTAIN CIRCUMSTANCES. In the Loan Agreement we promise to maintain minimum tangible adjusted net worth, as defined in the Loan Agreement, of at least $4.0 million. For the purposes of this calculation, the amount of the ECCU lines of credit then in place are treated as a tangible asset. However, ECCU is under no obligation to renew or to maintain this or any other credit other than in accordance with its terms. Our ability to keep this promise will largely depend on our ability to keep the existing ECCU credit line in the amount of $5.0 million. Our ability to keep this promise will also depend on a number of other factors. We believe the most significant of these factors will be our ability to avoid any uncured defaults on a significant amount of our mortgage loan investments. In the event of a default, we would seek recovery only from the real property or other collateral securing the loan or, from any guarantor of the loan, if any. As discussed below, there is no assurance that we could recover the full amount of our mortgage loan under these circumstances. Also, even if eventually recovered, the delay in payment of a significant amount of our mortgage loan investments could severely restrict our ability to timely pay interest and/or principal on the Notes or our other debt obligations.

THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time for which we may charge an administrative fee of not more than 3 months interest payable on the Note principal amount of the note prepaid. However, our repurchase of your Note is voluntary and you should not rely on our willingness or ability to do so.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor has been consulted in regards to the pricing of our Notes. Also, the price in terms of our Notes has not been reviewed by an independent underwriter.  Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

BECAUSE WE SHARE SOME COMMON DIRECTORS AND OFFICERS WITH ECCU, OUR MANAGEMENT HAS CONFLICTS OF INTEREST WITH THOSE OF ECCU. A majority of our Board of Directors and our officers are also directors and/or officers of ECCU. Conflicts of interest are inherent in mortgage loan transactions between ourselves and ECCU. These conflicts of interest are inherent in:

*        Our decisions as to which mortgage loans ECCU will make available to us;

*        Our decisions as to the price and terms of mortgage loans ECCU offers to us;

*        Our determinations as to the creditworthiness of borrowers of mortgage loans ECCU offers to us.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our previously issued debt securities. Thus, all or a substantial part of the proceeds from this Offering may be used to pay existing debt rather than for mortgage loan investments.

Risk Related to Our Business

WE MAY FROM TIME TO TIME HAVE INSUFFICIENT LIQUIDITY, WHICH COULD IMPAIR OUR ABILITY TO TIMELY PAY SOME OR ALL OF OUR DEBT OBLIGATIONS. From time to time, our revenues could be less than our debt obligations. This could be true even though the principal amount of our receivables exceeds that of our liabilities because the rates of payment on our receivables may be slower than that on our obligations. Ordinarily, we expect to be able to draw on our cash reserves and our ECCU credit line to fund these shortfalls. However, if these shortfalls are greater than we anticipate and/or our cash resources are not sufficient, we would need to look for additional financing. If additional financing is not available, we could default on the payment of some or all of our debt securities. Also, a delay or default in the payment of a significant amount of our mortgage loan investments would impair our ability to pay our other debt.

UNEXPECTED INTEREST RATE FLUCTUATIONS COULD REDUCE OR ELIMINATE OUR PROFIT MARGINS. Our profitability is primarily a function of the spread between the yield on our mortgage loan investments and the interest rates we must pay on our debt securities. A decrease in this spread would have a negative effect on our profits and could hamper our ability to pay our debt obligations, our general administrative expenses and our other operating costs.

WE HAVE IN THE PAST AND WE EXPECT TO CONTINUE TO RELY ON ECCU'S ABILITY TO UNDERWRITE OR ORIGINATE PROFITABLE MORTGAGE LOAN INVESTMENTS. There is no assurance that we could not obtain more profitable or advantageous mortgage loan investments through sources independent of ECCU.

OUR SHORT-TERM LIQUIDITY COULD IN SUBSTANTIAL PART DEPEND ON THE ECCU LINES OF CREDIT AND THERE IS NO ASSURANCE THAT OUR PARENT WILL CONTINUE TO PROVIDE US WITH CREDIT. We have used ECCU lines of credit from time-to-time for our temporary cash needs. ECCU is under no obligation to extend its credit agreements in the future and may, under various circumstances, terminate its existing loans. ECCU provides these lines of credit in accordance with its normal operating and regulatory standards which require us to meet certain credit standards for the loan to continue. Accordingly, there is no assurance that ECCU will continue to renew the ECCU lines of credit without terms and conditions which are less favorable to us.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED.  We are among a limited number of institutions currently providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in mortgage loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our mortgage loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

Moreover, a majority of our loans are to California borrowers or are secured by properties located in California. In the future, however, we may increase the number of our loans to borrowers in other states and/or which are secured by properties located in other states. If there are downturns in economic conditions in any of these regions or states, it could affect the ability to pay the interest on the notes.

OUR SHORT-TERM LIQUIDITY CAN FLUCTUATE AND OUR TIMELY PAYMENT OF INTEREST AND PRINCIPAL ON THE NOTES MAY DEPEND FROM TIME TO TIME ON OUR ABILITY TO SELL THE NOTES. Approximately 71% of our total debt outstanding on December 31, 2005 matures on or before December 31, 2006. To timely repay this debt, we will need to maintain our sale of new investor levels and we need, from time to time, to sell or hypothecate our mortgage loan investments. Because the market for our mortgage loans is specialized, the prices at which our portfolio could be liquidated is uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and cannot be predicted.

WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO REPAY OUR DEBT SECURITIES. We anticipate that a significant amount of our new debt securities will be sold to our existing investors upon maturity of their debt securities. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2005 and 2004, 66% and 74%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their notes. If our investors do not reinvest in substantial amounts, our ability to timely pay our debt could be impaired. There is no assurance that these past rates of reinvestment will continue in the future.

CATASTROPHIC EVENTS MAY IMPAIR OUR MORTGAGE LOAN INVESTMENTS. While our mortgage loans generally require the borrower to adequately insure the property securing the loan against liability and casualty loss, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

WE DEPEND ON OUR LONG-TERM LIQUIDITY TO REPAY THE NOTES. Our long-term liquidity depends on a number of factors outside of our control, including:

*        The timely payment by borrowers under our mortgage loan investments;

*        Legal and regulatory requirements affecting our ability to collect any defaulted mortgage loan investments;

*        Changes in federal income tax or other regulatory laws which would detrimentally impact our cashflow through the payment of taxes or surcharges;

*        Changes in local or national financial markets, real estate markets, or economic conditions in general.

WE MUST RELY UPON LIMITED SOURCES FOR FUNDS TO TIMELY REPAY OUR DEBT. Our sources for funds include:

*        Net cash from operations;

*        Funds borrowed temporarily under lines of credit;

*        The reinvestment by existing noteholders into notes or debt securities upon maturity of their indebtedness;

*        The sale of the debt securities to investors; and

*        The sale and/or hypothecation of our mortgage loan investments.

There is no assurance that sufficient funds will be available from these sources when we need them.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment. Even though an appraisal of the property may be obtained at the time the loan is originated, the property's value could decline as a result of a number of subsequent events, including:

*        uninsured casualty loss (such as an earthquake or flood);

*        a decline in the local real estate market;

*        undiscovered defects on the property;

*        waste or neglect of the property.

*        a downturn in demographic and residential trends;

*        a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the value of our security for our mortgage loan investment.

THERE IS A POSSIBILITY THAT WE COULD INCUR FORECLOSURES AND LOSSES IN CONNECTION WITH OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by events such as the 9-11 World Trade Center attacks, the United States' war on terrorism, or the war with Iraq, or by large scale business failures such as the Enron and Global Crossing bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our mortgage loan investments. Also, during times of recession or depression, the demand for our mortgage loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a mortgage loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

IF WE WERE FORCED TO SELL OUR MORTGAGE LOANS, WE MAY NOT RECOVER OUR INVESTMENT. The amount we could realize upon the liquidation of our mortgage loan investments is uncertain and cannot be predicted. It would depend on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is therefore possible that we would realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them.

USE OF PROCEEDS

In the event all of the Notes are sold, we estimate that we will receive proceeds from this offering of approximately $49,950,000, after payment of our offering expenses.  We estimate our offering expenses will not exceed $50,000.  This is a "best efforts" offering and is expected to continue through April 2007.  We therefore will have available and expend the offering proceeds over a period of time.  We expect to use the net proceeds of the offering for the following purposes:

*        The purchase of mortgage loan investments; and

*        To pay interest and principal due on our outstanding indebtedness (other than subordinated indebtedness owed to our Parent).

We have not identified any specific investments we will make with the offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with our Parent.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Loan Agreement. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Loan Agreement. Copies of the respective Notes are set forth in Exhibit A , Exhibit B, and Exhibit C to this prospectus, and a copy of the Loan Agreement is set forth in Exhibit D to this prospectus. We urge you to read the forms of the Notes and the Loan Agreement because they, and not this description, define your rights as a Holder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below) under "Subordination of the ECCU Credit Line." The Notes are limited to an aggregate of $200,000,000, provided no more than an aggregate of $100,000,000 in principal amount of the Notes may be outstanding at any time. The Notes are not redeemable prior to maturity, however, as described below, our current policy is to grant requests for prepayment, subject to available funds, subject to an administrative charge.

The Notes are subject to the Loan Agreement, which is intended to constitute an "indenture" as that term is defined under the Trust Indenture Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Loan Agreement contains certain required protective provisions benefiting the Holders, as required by the 1939 Act. In addition, the Loan Agreement contains certain financial covenants and restrictions on the payments of dividends and other debt.

The Notes rank on a parity in the right of payment with our existing and future unsecured and unsubordinated indebtedness, except that the Notes are subordinate to the Previous Alpha Class Notes. Previous Alpha Class notes are Alpha Class notes issued pursuant to the Alpha Class Notes Loan and Standby Agreement dated May 14, 2001.

Series and Category of Notes Offered

An aggregate of $50 million of the Notes are covered by this prospectus. The Notes are part of a maximum of $200,000,000 of Alpha Class Notes authorized under the Loan Agreement, a copy of which is included as Exhibit D to this prospectus. Described below are the required minimum principal investment, interest rates and maturity of each Series and Category of the Notes offered.

The Series A Notes

Category and Interest Rates. The Series A Notes are offered in five categories. The Series A Notes are offered with a term (or maturity) of 6, 12, 24, 30 or 60-months, except the Category A-1 Note, which is not offered with a 6-month maturity. Series A Notes require a minimum investment of $1,000. Each category of Series A Notes bears an interest rate equal to the fixed premium above the BIR for obligations having the same maturity as that of the category of Note purchased. We refer to the fixed premium as the "Stated Spread" and to the applicable BIR as the "Stated BIR." The form of the Series A Notes is included in Exhibit A to this prospectus.

            The Categories and respective interest rate spreads over the BIR of the Series A Notes are set forth below.

Category	Series A Notes Minimum Principal Investment	The Stated Spread Over BIR 6 Months 12 Months 24 Months 30 Months 60 Months
A-1	$1,000	---	1.00%	1.00%	1.00%	1.00%
A-5	$5,000	1.12%	1.12%	1.12%	1.12%	1.12%
A-10	$10,000	1.24%	1.24%	1.24%	1.24%	1.24%
A-25	$25,000	1.36%	1.36%	1.36%	1.36%	1.36%
A-50	$50,000	1.48%	1.48%	1.48%	1.48%	1.48%
A-100	$100,000	1.60%	1.60%	1.60%	1.60%	1.60%

            The BIR is the mean average of the National Index Rate and the Los Angeles Index Rate for financial institutions reported by the applicable edition of the Bank Rate Monitor(TM) (the "BRM") for obligations having the same respective maturity of the Note purchased. For the purposes of the foregoing, the applicable edition of the BRM is the edition in effect on the first day of the month in which the Note was sold. The BRM is published by Bank Rate Monitor, Inc., North Beach, Florida 33408-8888. The BRM is a nationally recognized and utilized index of interest rates charged by financial institutions. The indexes reported are based on interest rates reported by a representative cross section of financial institutions in selected regional and local markets. The BIR is a proprietary polling service and its reported indexes, including its Nation Index Rate and Los Angeles Index Rate reports, are available only to subscribers. However, we maintain in our records copies of each of the BIR index reports on which the interest rates of our Alpha Class Notes are based, and these copies are available for inspection at our offices.

The Series B Notes

Initial Investment, Installment Investments and Term. The Series B Notes require an initial investment of at least $250 and additional monthly investments, which we refer to as "investment installments," of at least $50 each during the term of the note. The Series B Notes have a 120-month term, or maturity. Thus, each Series B Note requires 119 investment installments unless the note is sooner redeemed or prepaid. Each purchaser of a Series B Note chooses the amount of his or her initial investment and of the amount of the required installment investments at the time he or she purchases a Series B Note. The form of the Series B Notes is included as Exhibit B to this prospectus.

Interest Rates. The Series B Notes bear a fixed interest in accordance with their unpaid principal balance and the amount of time they have been outstanding since their date of purchase as follows:

Principal Balance	Time Outstanding	Interest Rate
Less than $1,000	Less than 6 months	3 month BIR + 0.75%
Less than $1,000	6 months or more	Corresponding BIR + 0.75%
More than $1,000	less than 6 months	3 month BIR + the fixed spread for the Series A Note corresponding in size
More than $1,000	6 months or more, but less than 12 months	Series A Note having a 6-month maturity of corresponding size
More than $1,000	12 months or more	Equal to the Series A Note of corresponding size and maturity.

In the foregoing table:

*       Reference to the "3-month BIR" means the BIR for obligations with 3-month maturities in effect at the time the Series B Note is purchased, or the time the interest rate on the Series B Note is adjusted.

*       Reference to the "Corresponding BIR" means the BIR for obligations having the longest maturity not exceeding the length of time the Series B Note has been outstanding.

*       Reference to the Series A Note of corresponding size means the category of Series A Note with the required minimum initial investment which does not exceed the unpaid principal balance of the Series B Note

*       Reference to the Series A Note of the corresponding size means the Category of Series A Note having the longest maturity not exceeding the length of time the Series B Note has been outstanding.

*       Reference to the "fixed spread for the Series A Note" refers to the fixed spread between the BIR and the interest rate of the corresponding Series A Note as described in the table under "The Series A Notes" above.

*       The respective BIR used to determine an adjustment to the interest rate is the one in effect on the date an installment investment is paid.

Adjustments to the interest rate of the Series B Notes are made, as required, as of the date an installment investment is paid. At that time, interest will be changed as required by any change in the principal balance, the length of time the note has been outstanding, or if the BIR or fixed spread on the corresponding Series A Note then in effect has changed. Any interest rate change is effective the day it is made and remains effective until the next installment investment where a change is required. In determining the maturity of a corresponding Series A Note, we use the original purchase date of the Series B Note.

Installment Investments. Installment investments are due on the 15th day of each month and, when paid, are added to the unpaid principal of the Series B Note. An investor may pay more than the minimum required installment investment amount and receive the benefits from the resulting increase in the unpaid principal balance of his or her Series B Note. Additional installment investments may be made at any time and such payment will result in an interest rate adjustment on the date the payment is made. However, the investor must make a payment at least equal to the minimum required installment investment amount by each subsequent date it is due. If an investor fails to make the monthly installment investment by the end of the month in which it is due, we will charge the investor an administrative fee of $25.00 for failure to timely pay an installment investment. We will collect this fee by deducting it from the unpaid balance of the Series B Note as of the payment date the delinquent installment investment was due. Investors will not otherwise be liable for failing to pay an installment investment.

The Series C Notes

Interest and Maturity. The Series C Notes require a minimum investment of $10,000 at all times.  The Series C Notes are offered in four categories described below.

Category	Minimum Principal Investment	Maturity	Interest Rate
C-10	$10,000	72 months	Variable, BIR + 0.875%
C-25	$25,000	72 months	Variable, BIR + 1.00%
C-50	$50,000	72 months	Variable, BIR +1.25%
C-100	$100,000	72 months	Variable, BIR + 1.50%

Series C Notes have a maturity of seventy‑two (72) months. However, we will prepay your Series C Note in whole or in part upon your delivery of your written request that we do so provided the unpaid principal balance of your Series C Note is at least $10,000 and has been for at least the immediately preceding 90 days. The categories of the Series C Notes are described in the following table. The form of the Series C Notes is included as Exhibit C to this prospectus.

General Provisions of the Notes

The provisions below apply to all of the Notes as applicable unless stated otherwise.

The Notes are our unsecured general obligations. The Notes will rank on a parity to the right of payment with all our existing and future unsecured and unsubordinated indebtedness. The Notes are subordinated to existing or future secured indebtedness as to the assets securing such indebtedness. The Notes are unsubordinated except that they are subordinated to the Previous Alpha Class Notes, as defined below, so long as those notes remain outstanding. ECCU has subordinated its right to repayment of its credit line to the payment of the Notes and Previous Alpha Class Notes.

            Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor's preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Noteholders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

Payment of Interest

A Note will be sold with the interest rate in effect on the date a Note is purchased. The interest rates offered on the day of purchase will be confirmed by us upon request. Interest is payable on the Notes monthly, in arrears, on or before the 5th business day of the month next following the date an initial investment or installment investment is received, pro rated for the first partial payment period. Interest will be computed on the basis of a 365‑day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds.

To be entitled to receive the interest effective on any day, an investor's purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi‑annually or annually or to reinvest interest, as described below.

Interest Reinvestment Option

Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all interest payable and add it to the unpaid balance of the Note where it will accrue interest at the rates and under the terms stated in the Note for the payment of interest on principal and be paid upon maturity or, if sooner, upon our redemption of the Note, upon our discretionary acceptance of early presentment by an investor of the Note. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See "Certain Federal Income Tax Considerations."

Our Right to Prepay the Notes

We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any repurchase or prepayment of a Note upon an investor's request as described below.

Presentment of Notes for Early Payment

A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant the request subject to availability of funds but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account ("IRA"), the investor may incur additional withdrawal penalties, fees, and/or taxes.

The Loan Agreement

General

As a condition to your purchase of a Note, you agree and adopt the Loan Agreement, which is a contract between the holders of the Alpha Class Notes, ourselves, and the Trustee. As required by U.S. Federal law, the Notes are governed by the Loan Agreement, which we intend to constitute an "indenture" under the 1939 Act. We have therefore registered the Loan Agreement and the Notes under the 1939 Act. The indenture is a contract between us, you as noteholders and the Trustee, who is appointed to serve under and pursuant to the Loan Agreement.

The Trustee

The Loan Agreement appoints King Trust as Trustee. The Trustee has two main roles under the Loan Agreement:

*       The Trustee is empowered, at the direction of the noteholders, to enforce your rights under the Loan Agreement, including your rights against us in the event we default; and

*       the Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times make the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation plus additional compensation for services it may perform at the direction of the Holders under the Loan Agreement. Also the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Loan Agreement we agree to pay, and the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee's Rights, Duties  and Responsibilities

The Trustee represents the interests of all the noteholders pursuant to the Loan Agreement. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the noteholders. The Loan Agreement requires noteholders who suffer an actual default on their notes to obtain the consent of a majority vote of all noteholders, regardless of Series or maturity or default status, to appoint a Trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY NOTEHOLDERS WITHOUT PRACTICAL RECOURSE.

NO NOTEHOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE LOAN AGREEMENT, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE TRUST AGREEMENT, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE TRUST AGREEMENT, ARE SATISFIED.

BY EXECUTING THE SUBSCRIPTION DOCUMENT, EACH NOTEHOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE TRUST AGREEMENT SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE LOAN AGREEMENT (ATTACHED AS EXHIBIT D). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE LOAN AGREEMENT.

The Loan Agreement requires the Trustee to exercise its rights and powers vested in the Loan Agreement using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Loan Agreement may be construed as to relieve the Trustee from liability to its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Agreement in certain circumstances including, but not limited to:

*        Any action or inaction taken in good faith in accordance with the direction of a majority and interest of the Holders;

*        Any action or inaction taken in reliance upon its legal counsel or accounts or other experts;

*        Any action or inaction taken in good faith in alliance upon an opinion of the Trustee's legal counsel;

*        Any error of judgment made in good faith unless it is proved that the Trustee was negligent and ascertaining the pertinent facts; and

*        Any execution of the Trustee's powers under the Loan Agreement through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its power try to powers under the Loan Agreement. Trustee shall have no duty to take any action whatsoever if it believes in good faith of taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Loan Agreement.

Under the Loan Agreement, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Note on behalf of the noteholders, except in the event of a default where the Trustee is directed to do so by a majority vote of the noteholders.

Our Continuing Covenants Under the Loan Agreement

Limits on Our Payment of Dividends. While any Note is outstanding, we may not make, and will not permit any of our subsidiaries to make, a restricted payment. A restricted payment means to: (i) declare or pay any dividend or make any distribution on account of our capital stock (other than dividends or distributions payable in our or any subsidiary's stock or to us or any wholly‑owned subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any of our capital stock or any wholly‑owned subsidiary; or (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, our indebtedness that is subordinated in right of payment to the Notes, unless at the time of a restricted payment, no default or event of default shall have occurred and be continuing or would occur as a consequence thereof;

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

       50% of our net income for the period (taken as one accounting period) from the fiscal year ended December 31, 1996 to the end of our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit), plus

      100% of the aggregate net cash proceeds we receive from the issue or sale of our capital stock (other than capital stock sold to a subsidiary), debt securities or capital stock convertible into our capital stock upon such conversion, or any funds advanced or loaned to us by ECCU under its subordinated line of credit, plus

     100% of the cash, if any, contributed for our capital, as additional paid in capital by our stockholder.

However, under the Loan Agreement the following payments are not restricted payments:

     the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

     any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our capital stock, (y) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of our Indebtedness is subordinated in right of payment to the Alpha Class Notes, or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to us), of our capital stock.

For the purposes of the Loan Agreement, our "net income" means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with generally accepted accounting principles (GAAP).

Limits on the Amount of Outstanding Notes. We may issue up to an aggregate of up to $200 million of the Alpha Class Notes. There is no limitation on the amount of any Series or Category of Alpha Class Notes we may issue. However, we may not issue any Alpha Class Note if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

Limits on Our Ability to Incur Debt. While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2005 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Notes and/or the previous Alpha Class Notes, to exceed $10.0 million immediately after we incur the indebtedness.

Under the Loan Agreement:

*         Our "fixed charge coverage ratio" means the ratio of our cash flow to our fixed charges for the applicable period;

*         Our "cash flow" means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is subordinated to the Notes, plus the unused amount of the ECCU Credit Line and any other financing subordinated to the Notes;

*         Our "fixed charges" means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated to in right of payment amounts due and payable to the Alpha Class Notes; and

*         Our "indebtedness" means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets. While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting loans held for sale in the normal course of our mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless (i) we are the surviving corporation of such consolidation or merger; and (ii) immediately after such transaction no Default or Event of Default under the Notes exists.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth. In the event that, while any Alpha Class Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which our tangible adjusted net worth is less than the minimum tangible adjusted net worth, we must notify the holders of the Alpha Class Notes of such event and must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the contracted for amount of the ECCU lines of credit to the extent it is subordinated in right for payment on a current basis to the Notes.

Under the Loan Agreement, our "tangible adjusted net worth" means our adjusted net worth less our intangible assets, if any. Our "adjusted net worth" means the sum of (i) the consolidated equity of our stockholders and of the stockholders of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Alpha Class Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with generally accepted accounting principles. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with ECCU or its other Affiliates including, but not limited to, transactions involving the sale, lease, transfer or otherwise disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent directors' fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and our shareholders, which may not, in all circumstances, be the same as those of the holders of the Alpha Class Notes.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

*       default for thirty (30) days in the payment when due of interest or penalty on any Note;

*       default for thirty (30) days in the payment when due of principal of any Note;

*       if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Loan Agreement; or

*       if not cured in a timely manner, default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a "payment default") or (b) results in the acceleration of our other indebtedness prior to its express maturity, provided in each case the principal amount of our other indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default of $250,000 or more.

In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the noteholders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from events of our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the noteholders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the noteholders. Any settlement or compromise so approved would be binding upon all the noteholders.

The Trustee may withhold from the noteholders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Loan Agreement

The Loan Agreement and/or the Notes may be amended or supplemented by a majority vote of the noteholders. Also, the noteholders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding noteholders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY AND OUR BUSINESS

Our Company

Our mission is to make secured loan financing available to the Evangelical Christian community for the acquisition and improvements of churches and church-related properties. We do this by investing in mortgage loans secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations. We obtain funds for our mortgage loan investments primarily from the sale of our debt securities to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with Evangelical churches and their governing associations.

Our operations and investments are facilitated through our ECCU line of credit. This credit line financing is currently in the amount of $5.0 million. We intend to maintain this credit line indefinitely. ECCU has agreed to subordinate this loan to the payment of our debt securities.

We were incorporated in California in October, 1991 as a subsidiary of ECCU. ECCU organized us as its credit union service organization, or CUSO, to further ECCU's purposes of providing mortgage loans to evangelical churches and church organizations. We are a taxable organization under both federal and California state law. ECCU is a mutual benefit corporation and is presently exempt from federal and California state income tax. ECCU has no contractual obligations to us, our business or our creditors, other than with respect to its capital contributions to us and its contractual obligations to us in connection with the ECCU credit line. WE ARE SEPARATE FROM ECCU. ECCU HAS NOT GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY ANY GOVERNMENTAL OR PRIVATE ENTITY. See "RISK FACTORS."

Our business offices are located at 955 West Imperial Highway, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e-mail: partners@eccu.org.

Our Operating Goals

Our goals are to provide funds for secured loans to Evangelical churches and church organizations on a cost effective basis and is to provide the highest practical yields to our investors in relation to the yields we realize on our mortgage loan investments. We do not necessarily operate with a view towards maximizing our profit beyond that which is necessary to pay current dividends to our preferred stockholders.

Overview of Our Business

We are one of the few organizations within the western United States formed to assist local evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties. Through the sale of our debt securities, we give members of the evangelical Christian community the opportunity to jointly and indirectly provide their church organizations or ministries financing for church property acquisitions and improvements, something they may not be able to accomplish individually. To date, we have suffered no defaults on our mortgage loan investment(s) and we have not defaulted on or been delinquent in the payment of any interest or principal on our debt securities sold to investors.

ECCU organized us more than ten years ago because of the demand for mortgage financing by churches, ministries and church-related organizations. Since then, this market segment has continued to grow and both the size of the loans and number of qualified borrowers in this sector has steadily increased. While there is no assurance that this market will continue to grow in quantity and quality, we believe that the volume of these loans will continue to exceed the available lending sources for this sector. We base our belief on ECCU's experience in lending to this market segment. Also, because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more and more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited secondary market for these loans has developed.

We rely on ECCU's efficiency and expertise in originating and underwriting mortgage loans for church property financing. Based on our joint experience and knowledge of this market sector, we have made the following conclusions.

*        In recent years, the number of new evangelical and Christian church congregations has exceeded the supply of available church buildings. This has largely contributed to a legitimate church resale market and accompanied demand for acquisition financing.

*        As the population in certain areas, such as southern California, has increased in recent years, the available undeveloped property within existing communities has been absorbed. As a consequence, the number of churches seeking to buy adjacent properties and to remodel existing facilities to accommodate growth has increased.

*        Many existing congregations have owned their church properties for many years and the original loans have been repaid or significantly paid down. These church properties often have substantial appraised values with little or no existing indebtedness. Congregations with stable cash flows often are in a strong financial position and are able and willing to seek financing for expansion and remodeling.

Employees and Facilities

We currently employ 3 full-time persons. ECCU provides us with certain administrative services for which ECCU charges us on a current basis. The amounts that ECCU charges us in this regard are market rate for similar services and facilities charged by unrelated persons. We rent our offices of approximately 600 square feet from ECCU on a month-to-month basis.

Capitalization and Operational Funding

Investor Financing. We primarily rely on the sale of our debt securities to investors to fund our mortgage loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. We intend to continue to direct the sales of our debt securities to individuals, ministries and organizations associated with evangelical churches and church associations, denominations and organizations. These evangelical churches and church organizations are also the primary borrowers under our mortgage loan investments.

We are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

There is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. In order to repay this debt as it comes due, it will generally be necessary for us to have sufficient funds available from the sale of additional notes (including the reinvestment of the proceeds from such notes coming due), funds available from unused portions of the ECCU lines of credit, cash on hand and, if necessary, proceeds from the sale or hypothecation of our mortgage loan investments. We have in the past been able to meet our current cash needs for the repayment of our outstanding debt securities through investor reinvestment and temporary borrowings under the ECCU lines of credit. There is, however, no assurance that we will continue to be able to do so. See "Risk Factors". We are able to accurately budget our cash needs at least 90 days in advance. We feel that this will allow adequate time to provide liquidity either through ECCU financing or, if necessary, the sale or hypothecation of mortgage loan investments if our cash reserves are deemed inadequate to the fund required debt payments.

ECCU Credit Line Financing. We maintain the ECCU credit line to provide warehouse financing for purchase of our mortgage loan investments and for short-term financing to meet our current operating expenses. The ECCU credit line provides for up to an aggregate of $5.0 million of advances pursuant to its loan agreement. We may use this credit facility to pay certain operating expenses, including interest and/or principal payments on our debt securities. ECCU provides us this credit facility in accordance with ECCU's commercial lending standards and subject to credit union regulatory requirements. As of December 31, 2005, our balance owed under the ECCU credit line was $0.

ECCU has entered into a Subordination Agreement, as amended and confirmed on April 20, 2004, whereby it has subordinated an aggregate $5.0 million of the ECCU credit line to amounts due and owing on our debt securities, including the Notes, so long as this credit facility remains outstanding. Under the Subordination Agreement, we may repay the subordinated amount of the balance of the ECCU line of credit only if, at the time of repayment, payments due and owing on these Notes within 30 days of such date, have been made or provided for and such payment with respect to the ECCU line of credit will not result in our having a Minimum Tangible Adjusted Net Worth, as defined, of less than $4.0 million.

About ECCU

As a California State Chartered Credit Union, ECCU has the single goal of providing high quality financial services for those who share a commitment to Jesus Christ.  It is dedicated to the financial health of its member organizations and their members -- not to ever greater profits.  ECCU has been exclusively serving evangelical organizations for the last four decades. Various Evangelical Christian organizations that are members of ECCU depend on the credit union to provide the financial services which support their work and make them more productive.

ECCU specializes in providing lending and depository services to churches, Christian schools and related ministries for more than forty (40) years. ECCU has been a major source of church and Christian school financing since 1964. ECCU serves more than 3,000 separate ministry organizations and several thousand denominationally affiliated and independent churches. ECCU's member ministries range in size from under $25,000 in revenues to more than $250 million in revenues. The majority of ECCU's member ministries have annual revenues of $1.0 million or less.

ECCU focuses its lending activities on loans for real estate acquisition, construction, and refinancing to churches and church related organizations. However, its key market niche is construction lending for churches and church related facilities. ECCU's typical construction loans to churches and private schools range from a few hundred thousand dollars to over $40 million. ECCU also specializes in providing short term cash flow financing for private Christian schools which depend, by their nature, on seasonal cash flow. ECCU's church and ministry real estate loan portfolio currently totals approximately $1.4 billion. ECCU provides loan servicing for more than $908 million of loans which ECCU originated and sold to other financial institutions. ECCU has experienced no losses on church or church related real estate loans during its 40 year history.

For the year ended December 31, 2005, ECCU had net earnings, before dividends, of over $14.0 million and total assets under management of more than $1.9 billion. ECCU currently ranks in the top 1.7% in assets of all of the U.S. Federal and State Chartered Credit Unions.

ECCU plans to continue its credit line as long as, in the sole discretion of ECCU's Board of Directors, ECCU: (i) may do so under the requirements of applicable regulatory laws and regulations; (ii) continues to profit from its investments in and servicing of its own mortgage loan investment portfolio, after taking into account its unreimbursed costs, if any, of supporting our operations; and (iii) can bear the financial burden of any support to us. THERE IS NO ASSURANCE THAT ECCU WILL CONTINUE TO PROVIDE RESOURCES TO US BEYOND ITS CONTRACTUAL OBLIGATIONS TO DO SO AS DESCRIBED HEREIN, OR THAT ECCU WILL RENEW SUCH CONTRACTUAL COMMITMENTS AS THEY EXPIRE ON THE SAME BASIS IN THE FUTURE. In the event ECCU withdraws its support, it is likely we would determine to discontinue and liquidate our mortgage loan investment business, even if we are capable of continuing in business independent of ECCU.

Our Mortgage Loan Investments

Type of Loans. We invest in mortgage loans secured by liens on churches, or church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest on loans secured by second liens or which are guaranteed junior secured obligations.     Most of our mortgage loan investments are partial participation ownership in the mortgage loan, whereby we own an undivided interest in the loan investments with other institutions (typically ECCU). Generally, the percentage of our ownership interest in our mortgage loans ranges from 4.0% to 100%. This practice allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

We primarily rely on ECCU for both the origination and underwriting of our mortgage loan investments. We do, however, maintain our own staff of key personnel, headed by our President who can function independently of ECCU, and we are capable of originating or underwriting our own loans, if necessary. Nevertheless, in the event ECCU were unable to provide continued assistance and support to us there is no assurance that our management would elect to continue our business.

We plan to continue to obtain our mortgage loan investments through ECCU. However, we have identified several other institutions which to some degree originate and/or invest in secured loans meeting our underwriting criteria. ECCU has in the past either effected loan purchase or sale transactions with or had serious negotiations respecting such transactions with each of these institutions. In the event we cannot continue to obtain our mortgage loan investments from ECCU, we believe we can obtain mortgage loan investments of comparable size and quality from other sources. We believe it would be impractical for us to retain a comprehensive loan underwriting staff on either an employment or contract basis. We are not currently licensed to originate our own mortgage loans. However, we may seek to become so licensed in the future in order to originate our own mortgage loans. We anticipate that if mortgage loan investments became entirely unavailable from ECCU, we would terminate our mortgage loan investment activities. See "RISK FACTORS."

Our policy, and that of ECCU, is not to condition or otherwise approve mortgage loans to borrowers based on the amount that the borrower, its members or affiliates invest in our debt securities. We are exploring a policy of favoring investments in mortgage loans to organizations who provide us access to their members for the purpose of soliciting sales of our debt securities. Under our policy, however, neither we nor ECCU would commit or otherwise obligate ourselves to loan funds to such an organization based solely on the level of participation of that organization's members in the Offering. Neither we nor ECCU would make a mortgage loan to any borrower unless such borrower otherwise met our underwriting standards described below. We believe that such a policy would be consistent with our mortgage loan underwriting standards described below. We also believe that such a policy would be consistent with our purposes of providing secured loans to Evangelical churches and church organizations where such loans are funded primarily by members of that or sister churches and/or organizations.

Our Mortgage Loan Underwriting Standards. Our policy is for each of our mortgage loan investments to meet our underwriting and appraisal standards established by our investment committee, which are currently as follows:

*        Yields. Yields on our mortgage loan investments must be sufficient to meet our proposed cash flow needs, including cash required to pay principal and interest on the outstanding debt securities. Our investments in mortgage loans of $500,000 or less may be approved by our loan investment committee. Mortgage loans in excess of $500,000 must be approved by our full Board of Directors.

*       Acquisitions. Unless our investment committee determines otherwise, we will not purchase a loan for a price greater than par (that is, the outstanding principal balance of the loan on the date of purchase). As circumstances dictate, we intend to negotiate to purchase loans at a discount (that is, for a purchase price less than the outstanding principal balance of the loan on the date of purchase).

*        Board Approval. Our Board must approve loans we purchase of $500,000 (including the approval of a majority of our Board who are independent of ECCU). Also, the price of the loan may not exceed par without the prior approval of the investment committee including all members who are independent of ECCU.

*        Interest. Our mortgage loans may bear an adjustable or fixed interest rate, and typically require monthly payments based on an amortization schedule (typically 25 years to 30 years) and generally must be paid in full no later than five (5) years from the later of the date the loan is made or the date we acquire the loan.

*        Size. Our investments typically range in principal amount from $25,000 to $2.5 million.  We can and have occasionally made larger investments.  Currently we have committed approximately $18 million in a credit facilitation transaction.  See "Our Non-Mortgage Loan Investments" below.  We may acquire sole ownership of a mortgage loan or may own a mortgage loan jointly with others, including ECCU. By owning mortgage loans jointly with others, we would be able to invest in a greater number of loans and to greater diversify our mortgage loan portfolio.

*        Loan to Value Ratio. A mortgage loan's loan‑to‑value ratio for real estate means the total amount of loans securing the property as a percentage of the appraised value of the property. In general, the lower the loan‑to‑value ratio, the greater is the value of the security securing payment of the loan. Generally, the loan-to-value ratio of our mortgage loans does not exceed 70% for non‑residential property security or 80% for residential property. Currently, the loan-to-value ratios of our mortgage loans range from 23.75% to 80.00%. We may approve mortgage loans having a higher loan‑to‑value ratio under circumstances where the loan is guaranteed, the borrower demonstrates an exceptionally strong commitment to its building program through member pledges, or where other factors demonstrate the borrower's ability to repay the loan.

Our Mortgage Loan Investment Standards. Our policy is to require each of our mortgage loan investments to meet the following criteria:

*        Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, "cash flow" includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower's cash flow over the expected term of the loan. Generally, 30% will be considered a reasonable percentage. The Board may, however, approve a larger percentage if the borrower justifies a larger indebtedness by demonstrating: its ability to devote more cash flow to the service of indebtedness; that an increase in cash flow is to be anticipated in line with past experience or as a result of the improvements to be provided with the proceeds of the proposed financing; or other appropriate reasons.

*        Term of Loan. The remaining term of each mortgage loan must be ten (10) years or less from the date we acquire or originate the loan.

*        Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a first or second deed of trust on the mortgaged property, except we may acquire a mortgage loan secured by a junior deed of trust if we also hold each of the senior deeds of trust or if the loan is guaranteed by one or more persons other than the borrower, or by funds pledged in the amount of the loan.

*        Funding Escrow. The mortgage loans shall be funded through a formal escrow in a customary manner in order to assure that we receive good title to its security interest in the loan at the time the loan is funded.

*        Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

*        Title Insurance. Each mortgage loan must be covered by a current standard lender's title insurance policy.

*        Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, the loan proceeds must be available only for expenditures on account of the project for which the loan was made. Where the loan proceeds are to be used for construction of improvements on real property:

-        the proceeds must be disbursed through a fund control whereby, pursuant to written voucher system, and funds will be paid for goods, materials and services only when the goods and materials have been delivered or the services have been performed and applicable waivers of mechanic's liens have been obtained. Fund control documents and procedures must be those customarily used and followed by commercial lenders in the geographical area in which the subject real property is located.

-        The borrower must demonstrate that the loan proceeds will be sufficient to complete the project. The construction costs must be set forth on a schedule detailing the construction of the project and a statement of estimated cost with respect to each part of the construction project. The cost estimate shall be substantiated by a statement of a qualified independent contractor or other qualified and independent person.

*        Inspection. We, the original lender, or the lender's representative must have made a personal on‑site inspection of the property securing the Loan.

*        Borrower's Credit. The borrower under the loan must pass credit standards and demonstrate sufficient income or cash flow to service the mortgage loan.

*        Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), errors and omissions insurance (to insure against good faith errors on the part of our employees or agents), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

*        Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are secured by real property or funds pledged by the borrower. For amounts of $500,000 or less, we do not require an escrow or title insurance. We require that our loan investment committee approve the transaction.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Of the 5 risk rating categories established, we consider for purchase only those loans with the two highest ratings (lowest assessed risks). We update the risk ratings of our mortgage loan portfolio at least annually.

Our Mortgage Loan Portfolio Management

Liquidity Management. We have adopted a liquidity management plan in an attempt to reasonably assure the continued availability of liquid funds to repay our debt securities as they mature. Under this plan, we have estimated continued sources of cash, including cash reserves, reinvestment by noteholders based on reasonable reinvestment rate assumptions, and anticipated principal payments on our mortgage loan investments. At December 31, 2005, ECCU had invested $1.25 million in our common stock and our preferred stockholders had invested $550,000 in our pre-preferred stock. These investments together with the ECCU subordinated credit line of $5.0 million are intended to allow us to maintain tangible assets in excess of the outstanding unpaid principal balance of our debt. Our Board quarterly reviews these cash availability assumptions in order to provide cash for planned liquidity needs. However, there is no assurance that our liquidity management plan will be sufficient to meet our actual cash demands at all times, and there may arise circumstances where we may have to delay or postpone repayment of our debt obligations, including the payment of interest or principal on our debt.

Since our inception, we have followed a policy of maintaining operational reserves in an amount which, together with our expected cash from operations and funds borrowed from the ECCU credit line, we judge to be sufficient to permit the timely payment of interest and principal on our debt securities. We intend to continue this policy but may, in our discretion, suspend or modify it at any time or from time to time in the future.

Sale or Hypothecation of Mortgage Loan Investments. In the event we are unable to continue to finance our investment activities through the sale of our debt securities, we may have to suspend further mortgage loan investment activities and we could terminate these activities permanently. Under these circumstances, we would liquidate our mortgage loan portfolio as necessary to repay any then outstanding debt securities as they became due. We believe that we could realize sufficient funds from our assets to repay any then outstanding debt on a timely basis because of our ability to determine our liquidity needs with reasonable certainty at least 90 days in advance, the nature and liquidity of our cash, our accounts receivable, our mortgage loan investments, the historic prices paid for secured loans comparable to our mortgage loan investments, and the availability of purchasers for our mortgage loans. While to date we have not tried to sell or hypothecate a significant amount of our mortgage loans, we have identified several potential purchasers or lenders who are credit unions, which on a regular basis purchase and/or sell participations of secured loans comparable to our mortgage loan investments. There is no assurance that at such time, if any, as we may seek to liquidate our mortgage loans, that we will realize funds from the liquidation in a sufficient amount to repay our debt in full according to its terms. See "RISK FACTORS".

Collection. Through ECCU, we have an aggressive collection policy where, among other things, we contact borrowers within 10 days of a missed payment.

Restrictions On Our Transactions Involving Interested Parties

Our policies prohibit transactions in which our directors, officers and executive personnel may have an interest as follows:

*        Our Board, investment committee members and officers may not participate or seek to influence our decision to invest in a loan or transaction wherein that individual or a member of his or her immediate family has any direct or indirect fiduciary or pecuniary interest. We may transact business with a Board member, committee member or officer so long as the transaction is fair and equitable to us and is consistent with our policies generally applicable to similar transactions by us with unrelated parties. Any such transaction must be approved by a majority of our Board not otherwise interested in the transaction, following full and complete disclosure of the person's or his affiliate's interest in the transaction.

*        No fee, commission, gift, rebate, or reciprocal arrangement of any kind or other inducement may be solicited or accepted by any officers, directors, committee members or employees in connection with our investments. Reciprocal arrangements include any discounts on merchandise or services, equity participation or any other form of consideration or compensation whatsoever except as permitted by our Board as described above.

*        We may not purchase or participate in a mortgage loan where a portion of the amount of income to be received from the loan is tied to or contingent upon the revenues or income of the borrower or upon the appreciation in the value of the borrower's business.

Nature of Our Investments

In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the note by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the note. We must foreclose on the property under the deed of trust.

Our mortgage loan investments will not be guaranteed or insured by ECCU or any instrumentality or agency of the federal government, any state government or any local government. We must therefore look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required.

Our ability to recover the value of the mortgage loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our mortgage loans are secured by property located in the State of California.

Description of Legal Aspects. The mortgage loans are in the form of promissory notes secured by deeds of trust or mortgages on real property or other assets. In general, the notes require the borrower to pay principal and interest on specified dates. The deed of trust generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes. California, as does most states, imposes statutory prohibitions which limit the remedies of a mortgage lender. A mortgage lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured property. A deficiency judgment in general means the right to require the borrower to pay any amount on the mortgage loan in excess of the property securing the loan. Another California statutory requirement is that the mortgage lender first look to foreclosure on the property to satisfy the mortgage loan before bringing any personal action against the borrower. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a "purchase money loan") or the loan is secured by the borrower's residence. Finally, where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the mortgage loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its mortgage loan in the event of a default. For example, under the Federal Bankruptcy Law, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 11 or Chapter 13 bankruptcy proceeding rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's property by reinstating the original mortgage loan payment schedule and paying arrearages over a number of years. Any such restructuring of such a mortgage loan would substantially decrease the value of the loan and would in effect result in a loss to the lender. Courts with bankruptcy jurisdiction also have the power to modify, suspend and/or otherwise amend the terms of a mortgage loan secured by property of the debtor upon just cause shown by the debtor. Such modification could include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the property, thereby leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing mortgage loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of mortgage loans, including laws and regulations governing federal and state consumer protection, truth‑in‑lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect an innocent assignee of a mortgage loan where the violation of the act occurred by reason of an act of a prior holder of the loan.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of mortgage loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

Our Non-Mortgage Loan Investments

         In addition to traditional mortgage loans, we also from time to time invest in other credit extension arrangements with ECCU, such as providing letters of credit or other financial instruments as security for loans.  Our only current material non-mortgage loan investment is in providing a joint letter of credit with ECCU for approximately $65,000,000 to secure payment of a loan by a third party institutional lender to a faith related educational institution.  We are obligated for 27.724% or approximately $18,193,685 of this letter of credit.  Our obligation with ECCU is joint, but not several. That is, our responsibility for this obligation does not exceed our percentage of the letter of credit.  For providing this letter off credit, we receive payment of $68,000.

MANAGEMENT

Our Directors and Executive officers are as follows:

Name	Age	Positions
Mark G. Holbrook	55	Chairman of the Board
Mark A. Johnson	49	Chief Financial Officer, Treasurer, Director
Van C. Elliott*	69	President, Secretary, Director
Arthur G. Black*	68	Director
Shirley N. Bracken*	54	Director
Scott T. Vandeventer	50	Director
Kenneth N. Von Rohr	69	Director

* Denotes a director who is not an employee, officer or director of ECCU.

The following is a summary of the business experience of the officers and directors.

MARK G. HOLBROOK has served as our chairman since our inception. Mr. Holbrook also serves as president and chief executive officer of ECCU. He began his career with ECCU in 1975 and has served as its president since 1984. ECCU currently has assets under management of over $1.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Board Chairman of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post‑graduate studies at Chapman College.

MARK A. JOHNSON has served as chief financial officer, treasurer, and a director since our inception. Mr. Johnson also serves as executive vice president of ECCU, a position he has held since June, 1993. Prior to joining ECCU, Mr. Johnson served as vice president of a multi‑company commercial warehousing/distribution organization and for six years served as president and chief executive officer of a subsidiary of that company. Prior to that, Mr. Johnson served as vice president/branch manager of a Southern California independent bank. Mr. Johnson has a Bachelor of Science degree in Business Administration from Biola University.

VAN C. ELLIOTT has served as a director since 1991.  He has served as director for ECCU, from April, 1991 until the present (except from March, 1997 to March, 1998 and March, 2004 to March, 2005).  Mr. Elliott served as associate director of the Conservative Baptist Association of southern California from 1980 to 1994 where he was responsible for the general administrative oversight of the association's activities. Since that time, he has been self-employed as a consultant.  He received his Bachelor's and Master's degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.  Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.  He has completed post-graduate instruction at the College for Financial Planning.  Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.(R)

ARTHUR G. BLACK has served as a director since 1997. Mr. Black has served as Director of Ministry Support for Ambassador Advertising Agency since September 1998. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as executive vice president of Truth For Life from 1994 to 1996.  Truth For Life is a nationally‑syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993, and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he held several corporate sales and marketing management positions and six years as owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black was elected to the Board of Directors to replace the seat previously held by Paul A. Kienel.

SHIRLEY N. BRACKEN has served as a director since June, 2003. Ms. Bracken has since 1997 owned and operated Shirley Bracken Consulting Services, a consulting firm providing services in the areas of communications, funding, development and marketing for non-profit organizations, including schools. Until she resigned to start her consulting business, Ms. Bracken worked for Carl Karcher Enterprises, Inc. of Anaheim, California, which she first joined in 1983. At the time she left, Ms. Bracken served as that Companys Vice-President, Communications/Human Resources. Ms. Bracken holds a BA in Sociology from California State University, Fullerton, and a Masters in Organizational Leadership from Biola University.

SCOTT T. VANDEVENTER has served as a director since 1992. Mr. Vandeventer is employed by ECCU since 1988 and is currently executive vice president and chief operating officer. Prior to joining ECCU, Mr. Vandeventer provided consulting services to ECCU and others through AM Business Communications, Inc., a marketing communication company he founded in 1980. Mr. Vandeventer received his Bachelors Degree from Biola University and has completed graduate work in finance and marketing at California State University Fullerton School of Business Administration

KENNETH N. VON ROHR has served as a director since August, 2004. Mr. Von Rohr has been an independent consultant since 2001, providing consultation services in construction management, space planning and facility management. Prior to that, he served as senior director, corporate services for World Vision, Inc. from 1973 to 2001. At the time he left World Vision, Inc., he was responsible for the acquisition, construction and maintenance of that organization's U.S. office properties.  Mr. Von Rohr has served as a director of ECCU since 1984. He served in the U.S. Navy from 1959 to 1963. He holds a Bachelor of Arts degree from the University of Southern California.

Our Board of Directors

We currently have seven Directors. Our Directors are elected annually by our shareholders for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our Board. The management and direction of our business activities are under the control of our Board.

Board Committees

Our Board of Directors has established an investment committee. Our investments, including loan purchases and dispositions, are reviewed and approved by an investment committee appointed from time to time by the Board of Directors. The committee will consist of at least 3 individuals. Currently, Messrs. Holbrook, Elliott and Black serve as members of the investment committee.

Director Compensation

None of our directors currently receives compensation. Each is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

MANAGEMENT COMPENSATION

The following table sets forth certain information regarding compensation we paid to our Chief Executive Officer and President for services rendered to us during our fiscal years ended December 31, 2005, 2004, and 2003. Except for Mr. Ballas, none of our executive officers (our named Executive Officers) had a total salary, plus bonus, exceeding $100,000 during this period.

Summary Compensation Table
Annual Compensation
Name and Principal Position	Year Ended	Salary(s)	Bonus	Other Annual Compensation	All Other Compensation
Mark G. Holbrook, Chairman, Chief Executive Officer	2005 2004 2003	______(1) ______(1) ______(1)	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Stephen A. Ballas, President (2005)	2005 2004 2003	$93,674 90,204 86,320	$21,058 22,385 19,908	$2,962 (2) 10,476 (2) 4,800 (2)	$24,648 (3) 23,907 (3) 10,035 (3)

(1)       Mr. Holbrook is a full-time employee of ECCU. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer and director of the Company.  Mr. Holbrook currently devotes less than 1% of his time serving the Company as an officer.

(2)       Comprised of automobile allowance.

(3)       Includes amounts the Company contributed for Mr. Ballas' 401(k)  Retirement plan, medical benefits, and life and disability insurance.

Option/Warrant Grants in Current Fiscal Year. We have not issued any options, warrants or other rights to purchase our securities.

VOTING SECURITY OWNERSHIP

As of the date of this Memorandum, we had 125,000 shares of our common stock outstanding, all of which shares are owned by Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California. None of our officers or directors beneficially owned any of these shares. We do not have outstanding any options, warrants or convertible securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial information included herein should be read in conjunction with the Financial Statements, including the notes thereto. The Company's plan of business consists of the offer and sale of debt obligations to investors on a continuous basis to provide funds for the Company's mortgage loan investments. Management believes that its strategy for maintaining liquidity will enable it to timely service and retire the notes regardless of the maturity mix of the notes outstanding.

Management intends to continue the Company's current liquidity plan which relies primarily on funds from operations, cash reserves and borrowings under the ECCU Credit Line to pay interest and principal on its debt securities on a timely basis. In addition, the Company has from time to time asked ECCU to repurchase some of the Company's mortgage loan investments in order to provide short term liquidity, in each case ECCU agreed to do so. However, ECCU is under no obligation to continue this practice. Historically, the Company has experienced significant rates of reinvestment or renewal by its debt security investors upon maturity of their investments. These sources may not continue to provide sufficient liquidity in the event the Company does not experience comparable reinvestment rates on the notes. Even so, management believes that the Company can realize sufficient funds from its ECCU Credit Line and/or the sale or hypothecation of its mortgage loan investments, should additional funds be necessary to repay the Company's debt securities as they mature. Management bases this belief on the size and quality of the Company's mortgage loan investments, the availability of purchasers of those assets on a timely basis and a historic price (at or near par) paid for secured loans comparable to the Company's mortgage loan investments.

Management believes that it can continue to achieve profitable margins between interest revenues and interest expenses irrespective of fluctuating interest rates or inflation based on the adjustment of interest rates the Company pays to its note investors to reflect increases or decreases, in the blended index rate (as defined in the prospectus). In addition, a significant percentage of the Company's mortgage loan investments have variable interest rates and reflect interest rate fluctuations due to inflation or other factors over the term of the investment.

Results of Operations

Twelve Months Ended December 31, 2005 vs. Twelve Months Ended December 31, 2004

During the twelve months ended December 31, 2005, the Company had net income of $19,999 as compared to net income of $58,853 for the same twelve months ended December 31, 2004, a decrease in net income of $38,854. Interest income, net, for the period, was $671,544, a decrease of 14.5% from $785,788 for the twelve months ended December 31, 2004. The Company's cost of funds (i.e., interest expense) during the period increased $352,230 (or 23%) to $1,893,205 for the twelve-month period ending December 31, 2004. The increase is attributable to an increase in offering rates over the same period in 2004. At December 31, 2005, the Company had outstanding debt securities (notes payable) of $46,917,963, up from $46,161,457 at December 31, 2004, an increase of 1.6%.

            The Company's operating expenses for the twelve months ended December 31, 2005 increased to $632,083 from $625,636 for the same period ending December 31, 2004, an increase of 1%. This is attributable to increases in Office Operations over the same period in 2004.

Liquidity and Capital Resources

Twelve Months Ended December 31, 2005 vs. Twelve Months Ended December 31, 2004

Net decrease in cash during the twelve months ended December 31, 2005 was $3,144,625, compared to a net increase of $4,727,102 for the twelve months ended December 31, 2004. This decrease of $7,871,727 was due to a decrease in net cash provided by investing activities. Net cash provided by operating activities totaled $50,601 for the twelve months ended December 31, 2005, a decrease of $33,988 from $84,589 provided by operating activities during the twelve months ended December 31, 2004.

Net cash used by investing activities totaled $3,921,724 during the twelve months ended December 31, 2005, compared to $1,157,650 provided during the twelve months ended December 31, 2004, an increase in cash used of $5,079,374. This difference is primarily attributable to an increase in cash used by net loans receivable (the difference between the purchase of loans receivable and principal payments received on loans receivable) during the twelve months ended December 31, 2005 as compared to the same period in 2004.

                Net cash provided by financing activities totaled $726,498 for this twelve-month period in 2005, a decrease of $2,758,365 from $3,484,863 provided by financing activities during the twelve months ended December 31, 2004. This difference is primarily attributable to a decrease in cash provided by net borrowings on notes payable (the difference between principal payments made on notes payable and proceeds from borrowings on notes payable) and an increase in dividends paid on preferred stock as compared to the same period in 2004.

At December 31, 2005, the Company's cash, which includes cash reserves and cash available for investment in the mortgage loans, was $3,045,276, down from $6,189,901 at December 31, 2004, a decrease of $3,144,625.

CERTAIN TRANSACTIONS

               As described elsewhere in this Memorandum, ECCU is the Company's sole shareholder. Since our inception, ECCU has provided us with a line of credit which, under its March 28, 2005 business loan agreement, is currently a $5.0 million revolving credit line loan. The terms and conditions of this credit line, including the interest rates charged thereon, are the same as those charged by ECCU to its other commercial borrower. Pursuant to the Subordination Agreement, ECCU has agreed to subordinate repayment of its loans to us to certain classes of our debt securities. There is no assurance that in the future ECCU will not modify, reduce or terminate this credit line.

    The Company purchases participation interests in loans offered for sale by ECCU.  The outstanding balance of loan participation interests purchased from ECCU in 2005 and 2004 were $20,831,530 and $16,637,923 at December 31, 2005 and 2004, respectively.  The Company received no fee income from ECCU during the years ended December 31, 2005 and 2004.  The Company recognized interest income on loans purchased from ECCU of $2,354,381 and $2,263,405 during the years ended December 31, 2005 and 2004, respectively.

            We pay support charges for management services and rent to ECCU on a month-to-month basis. For the years ended December 31, 2005 and 2004, respectively, charges of  $98,606 and $79,586 were paid for these services. The periodic charges are based on the fair market value of services provided. We also reimbursed ECCU $233,175 and $229,151, for the salaries and benefits of employees we used during the years ended December 31, 2005 and 2004.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this offering at their "issue price." This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders who "functional currency" is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder, court decisions, and Internal Revenue Service, to whom we refer to as the "IRS," rulings now in effect, all of which are subject to change. Prospective investors should particularly  note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A "U.S. holder" is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including a repurchase by us for cash pursuant to the repurchase right) or other taxable disposition of the Notes in an amount equal to the difference between:

*       the U.S. holder's adjusted tax basis in the Notes (as the case may be); and

*       the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder's adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long‑term capital gain or loss if the Notes was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

We or our designated paying agent will, where required, report to U.S. holders of notes or common stock and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

No legal proceedings to which we are a party or which otherwise involve us currently exist.

PLAN OF DISTRIBUTION

We are offering the Notes pursuant to written solicitations (accompanied or preceded by a copy of the prospectus) directed to our current and past investors, members of various Evangelical denominational, non‑denominational, church and ministry organizations, and possibly to members of specific churches and/or church organizations.

We are offering the Notes directly by certain of our officers and directors. Currently, only our designated officers will provide any significant services in placing the Notes and our other officers and our employees provide only administrative services in connection with the Offering. None of these persons will receive any commission or compensation for their services in connection with the sale of the Notes other than their normal employment compensation.

We currently do not offer or sell the Notes through broker-dealers. We may in the future elect to do so and we may in the future pay commissions or finders' fees in connection with the sale of the Notes. If we do so, we will supplement or amend this prospectus to describe any such arrangement.

We will offer the Notes through the second anniversary of this prospectus, unless sooner terminated, and subject to prior sale. Our ability to continue the Offering through that date depends upon other things, our continuing compliance with applicable federal and state securities laws.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Series A Note of 12 months or longer or $250 for a Series B Note requiring installment investments of at least $50.00. Interest will be accumulated in the IRA purchaser's account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA agreement, Notes may be redeemed upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default providing payment can be made within a period not to exceed 30 days from date of request.

Sales to 403(b) Plans

We may sell Notes under agreements to retirement plans maintained pursuant to Section 403(b) of the Code. The minimum initial purchase amount for a 403(b) plan agreement is the same as that for an IRA, as discussed above. The stated term of a 403(b) plan agreement may not be less than two years. The interest on accounts will be generated from the receipt to the date of withdrawal. Interest will be accumulated in the purchaser's account and posted on the last day of each calendar month and statements will be mailed quarterly. A 403(b) plan agreement may be redeemed from two years after the date of issuance upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. However, this right to redeem will be contingent upon sufficient funds being available. If sufficient funds are not available, we will inform the 403(b) plan agreement if the noteholder requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons desiring to purchase a Note must complete, date and sign the PURCHASE APPLICATION, a copy of which is included as Exhibit F to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The PURCHASE APPLICATION is subject to acceptance by us within twenty‑four hours of our receipt thereof. We may accept or reject a PURCHASE APPLICATION in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Van C. Elliott, President, P.O. Box 1299, Brea, California 92822‑1299. Our telephone number is 800‑753-6742.

EXPERTS AND COUNSEL

The balance sheet as of December 31, 2005 and the related statements of income and retained earnings, and cash flows for the fiscal year then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.  The balance sheet as of December 31, 2004 and the related statements of income and retained earnings, and cash flows for the fiscal year then ended have been included in this prospectus and reliance is made on the report of Turner, Warren, Hwang & Conrad, an Accountancy corporation, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Rushall & McGeever, Carlsbad, California, our special counsel, has passed on certain legal matters in connection with the Notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.

INDEX TO FINANCIAL STATEMENTS

    Financial Statements for the Years Ended December 31, 2005 and 2004

Page
Independent Auditors' Report	F-1

Financial Statements

Balance Sheets	F-2
Statements of Income	F-3
Statements of Stockholders' Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 - F-14

Independent Auditors' Report

Board of Directors

Ministry Partners Investment Corporation

Brea, California

We have audited the accompanying balance sheet of Ministry Partners Investment Corporation as of December 31, 2005 and the related statements of income, stockholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of Ministry Partners Investment Corporation as of December 31, 2004 and 2003 were audited by other auditors whose report dated February 18, 2005 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards of the Public Company Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Corporation as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

Hutchinson and Bloodgood LLP

Glendale, California

February 18, 2006

Ministry Partners Investment Corporation

Balance Sheets

December 31, 2005 and 2004

Assets	2005	2004

Cash	$3,045,276	$6,189,901
Loans, net of allowance for loan losses of $126,00 in 2005 and
$114,000 in 2004, respectively	45,931,178	42,021,583
Accrued interest receivable	163,506	125,497
Property and equipment, net	10,040	13,240
Other assets	83,992	67,525
	--------------------	--------------------
Total assets	$49,233,992	$48,417,746
	=============	=============
Liabilities and Stockholders' Equity

Liabilities
Notes payable	$46,917,963	$46,161,457
Other liabilities	127,262	57,513
	--------------------	--------------------
Total liabilities	47,045,225	46,218,970
	--------------------	--------------------
Commitments and Contingencies (Notes 5)

Stockholders' Equity
Preferred stock, 5,000 shares authorized; 550 shares issued and outstanding, no par value (liquidation preference value of $1,000
per share)	550,000	550,000
Common stock, 10,000,000 shares authorized; 125,000 shares
issued and outstanding, no par value	1,250,000	1,250,000
Retained earnings	388,767	398,776
	--------------------	--------------------
Total stockholders' equity	2,188,767	2,198,776
	--------------------	--------------------
Total liabilities and stockholders' equity	$49,233,992	$48,417,746
	=============	=============

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Income

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Interest income
Interest on loans	$2,537,168	$2,322,854	$2,372,887
Interest on interest-bearing accounts	27,581	3,909	3,086
	----------------	----------------	----------------
Total interest income	2,564,749	2,326,763	2,375,973

Interest expense	1,893,205	1,540,975	1,561,492
	----------------	----------------	----------------
Net interest income	671,544	785,788	814,481

Provision for loan losses	12,000	24,000	30,000
	----------------	----------------	----------------
Net interest income after provision for loan losses	659,544	761,788	784,481
	----------------	----------------	----------------
Non-interest income	3,000	--	1,516
	----------------	----------------	----------------
Non-interest expenses
Salaries and benefits	261,207	263,611	271,231
Marketing and promotion	94,747	110,750	73,417
Office occupancy	16,594	30,232	31,285
Office operations	171,818	116,614	105,732
Legal and accounting	46,717	64,429	50,147
Ministry support	41,000	70,000	12,000
	----------------	----------------	----------------
Total non-interest expenses	632,083	625,636	543,812
	----------------	----------------	----------------
Income before provision for income taxes	30,461	136,152	242,185

Provision for income taxes	10,462	77,299	116,996
	----------------	----------------	----------------
Net income	$19,999	$58,853	$125,189
	===========	===========	===========

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Stockholders' Equity

Years Ended December 31, 2005, 2004 and 2003

	Preferred Stock	Common Stock	Retained Earnings	Total

Balance, December 31, 2002	$--	$1,250,000	$230,721	$1,480,721

Issuance of preferred stock	200,000	--	--	200,000
Net income	--	--	125,189	125,189
Dividends on preferred stock	--	--	(5,973)	(5,973)
	---------------------	-----------------------	--------------------	------------------
Balance, December 31, 2003	200,000	1,250,000	349,937	1,799,937

Issuance of preferred stock	350,000	--	--	350,000
Net income	--	--	58,853	58,853
Dividends on preferred stock	--	--	(10,014)	(10,014)
	--------------------	-----------------------	--------------------	------------------
Balance, December 31, 2004	550,000	1,250,000	398,776	2,198,776

Net income	--	--	19,999	19,999
Dividends on preferred stock	--	--	(30,008)	(30,008)
	--------------------	-----------------------	--------------------	------------------
Balance, December 31, 2005	$550,000	$1,250,000	$388,767	$2,188,767
	==============	===============	=============	============

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Cash Flows

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Cash Flows from Operating Activities
Net income	$19,999	$58,8563	$125,189
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	3,329	615	737
Provision for loan losses	12,000	24,000	30,000
Changes in:
Interest receivable	(38,009)	50,475	(27,466)
Other assets	(16,467)	(48,792)	10,477
Other liabilities	69,749	(562)	(56,033)
	-------------------	---------------	--------------
Net cash provided by operating activities	50,601	84,589	82,904
	-------------------	---------------	--------------
Cash flows from Investing Activities
Net changes in loans	(3,921,595)	1,171,185	(11,776,710)
Purchase of property and equipment	(129)	(13,535)	(603)
	-------------------	---------------	--------------
Net cash provided by (used in) investing activities	(3,921,724)	1,157,650)	(11,777,313)
	-------------------	---------------	--------------
Cash Flows from Financing Activities
Advances made on line of credit	5,000,000	5,500,000	10,519,600
Amounts paid on line of credit	(5,000,000)	(5,500,000)	(10,519,600)
Net change in notes payable	756,506	3,144,877	12,768,356
Proceeds from sale of preferred stock	--	350,000	200,000
Dividends paid on preferred stock	(30,008)	(10,014)	(5,973)
	-------------------	---------------	--------------
Net cash provided by financing activities	726,498	3,484,863	12,962,383
	-------------------	---------------	--------------
Net increase (decrease) in cash	(3,144,625)	4,727,102	1,267,974

Cash at beginning of year	6,189,901	1,462,799	194,825
	-------------------	---------------	--------------
Cash at end of year	$3,045,276	$6,189,901	$1,462,799
	============	==========	==========

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$1,893,205	$1,540,975	$1,561,492
Income taxes	57,990	117,160	172,707

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 1.      Summary of Significant Accounting Policies

                  Nature of Business

                  Ministry Partners Investment Corporation was incorporated in California in 1991 and is a subsidiary of Evangelical Christian Credit Union (ECCU). The Company provides funds for real property secured loans for the benefit of Evangelical churches and church organizations through funding provided by members of and persons associated with such churches and organizations. The Company's offices, as well as those of its loan origination source, ECCU, are located in the state of California. Nearly all of the business and operations of the Company currently are conducted in California and its mortgage loan investments are concentrated in California.

                  Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted by the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

                  Loans

                  Loans are reported at their outstanding unpaid principal balance less an allowance for loan losses. Interest income on loans is recognized over the term of the loans and is generally computed using the simple interest method.

Allowance for Loan Losses

The allowance for loan losses is increased through a provision for loan losses charged to earnings. Loan losses, if any, are charged against the allowance when management believes the collectibility of loan principal becomes unlikely.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on an ongoing basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect a borrower's ability to repay, changes in the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as conditions change.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 1.      Summary of Significant Accounting Policies  (Continued)

                  Allowance for Loan Losses  (continued)

The allowance consists of general and unallocated components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

                  Property and Equipment

                  Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

                  Debt Issuance Costs

                  Debt issuance costs, included in other assets on the balance sheets, are related to a public offering of unsecured notes, and are amortized over a two-year period.

                  Income Taxes

                  The provision for income taxes is recorded under the liability method. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between income tax and financial statement purposes. The principal items giving rise to these differences include the allowance for the loan losses, depreciation on property and equipment, and contributions made to charitable organizations.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 1.      Summary of Significant Accounting Policies  (Continued)

                  Employee Benefit Plan

                  Contributions to the qualifying employee retirement plan are recorded as compensation cost in the period incurred.

                  Reclassifications

                  Certain account reclassifications have been made to the financial statements of the prior year in order to conform to classifications used in the current year.

Note 2.      Related Party Transactions

                  The Company maintains most of its cash at ECCU. Total funds held with ECCU at December 31, 2005 and 2004 were $2,993,943 and $6,139,686, respectively. Interest earned on these funds for the years ended December 31, 2005 and 2004 were $6,210 and $3,794, respectively.

                  The Company purchases participation interests in loans offered for sale by ECCU. The outstanding balance of loan participation interests purchased from ECCU in 2005 and 2004 were $20,831,530 and $16,637,923 at December 31, 2005 and 2004, respectively. The Company received no fee income from ECCU during the years ended December 31, 2005 and 2004. The Company recognized interest income on loans purchased from ECCU of $2,354,381 and $2,263,405 during the years ended December 31, 2005 and 2004, respectively.

                  The Company pays support charges for management services and rent to ECCU on a month-to-month basis. Charges of $98,606 and $79,586 were paid for these services for the years ended December 31, 2005 and 2004, respectively. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

                  The Company reimburses ECCU for salaries and benefits of employees. The amounts reimbursed for the years ended December 31, 2005 and 2004 were $233,175 and $229,151, respectively.

                  The Company had $63,868 and $44,835 due to ECCU at December 31, 2005 and 2004, respectively.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 3.      Loans

                  The loans are backed by participation agreements secured by loans originated by ECCU to various churches and related organizations to finance facilities. Loan maturities extend through 2011. The loans earn interest at rates between 4.5% and 9.625%, with a weighted average yield of 5.33%.

                  The Company had an allowance for loan losses of $126,000 and $114,000 as of December 31, 2005 and 2004, respectively. The Company has no experience of loan loss and, as of December 31, 2005 and 2004, none of the loans are impaired. Management believes all of the loans are adequately secured and the allowance is reasonable.

Note 4.      Line of Credit

                  The Company has an unsecured $5,000,000 line of credit with ECCU that expires March 31, 2006. There were no outstanding borrowings as of December 31, 2005 and 2004. The interest rate at December 31, 2005 was 7.25%. The interest rate on this line varies based on changes in an independent index which is the Prime Rate published by The Wall Street Journal. Interest of $2,753 and $18,169 was paid to ECCU during the years ended December 31, 2005 and 2004, respectively. The line of credit is subordinate to Class A-1 notes payable and Alpha Class notes payable. (See Note 6)

Note 5.      Commitments and Contingencies

                  Unfunded Commitments

                  Unfunded commitments are commitments for possible future extensions of credit to existing customers of ECCU. Unfunded commitments totaled $22,209,709 at December 31, 2005.

                  Standby Letters of Credit

                  Standby letters of credit, as discussed below, are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit are primarily issued to support borrowing arrangements. The risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The letters of credit, if drawn upon, will be secured by first lien deeds of trust on real property. The liability related to the letters of credit recorded at December 31, 2005 was $45,484.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 5.      Commitments and Contingencies  (Continued)

                  Standby Letters of Credit  (continued)

                  The Company entered into a non-recourse Letters of Credit Participation Agreement with ECCU on April 1, 2004. The Company is committed to 30% of a $10,000,000 letters of credit for Colorado Christian University. As of December 31, 2005, the Company had an outstanding commitment of $3,000,000. These letters of credit expires in April 2006.

                  The Company entered into a non-recourse Letters of Credit Participation Agreement with ECCU on September 8, 2005. The Company is committed to 27.724% of a $65,623,288 letters of credit for California Baptist University. As of December 31, 2005, the Company had an outstanding commitment of $18,193,685. These letters of credit expires in September 2007.

Note 6.      Notes Payable

                  A summary of notes payable at December 31 is as follows:

			Weighted Average Interest Rate During
	2005	2004	2005

Public offering notes - Class A-1	$373,584	$1,036,276	6.58%
Public offering notes - Alpha Class	18,410,124	17,606,067	4.41%
Special offering notes	27,820,336	27,265,109	4.20%
International notes	313,919	254,005	4.56%
	--------------------------	---------------------
	$46,917,963	$46,161,457
	=================	==============

                  The following are maturities of notes payable for each of the next five years:

                        Year Ending December 31,

                                      2006                                                                    $    33,580,925

                                      2007                                                                            4,705,789

                                      2008                                                                            2,863,299

                                      2009                                                                            1,685,572

                                      2010                                                                            4,082,378

                                                                                                                  $    46,917,963

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 6.      Notes Payable  (Continued)

                  Notes are payable primarily to members of ECCU. All notes payable are unsecured. Notes pay interest at stated spreads over a blended index rate for financial institution that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

                  The Class A-1 and Alpha Class notes contain covenants requiring the Company to maintain a minimum adjusted net worth, a minimum fixed change coverage ratio, and a maximum amount of other indebtedness. The Company was in compliance with these covenants as of December 31, 2005.

                  Historically, most notes payable have been renewed by investors upon maturity. For matured notes not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, as well as by issuing new notes payable and drawing on its $5,000,000 line of credit with ECCU. In certain instances, the Company has sold loan participations back to ECCU to fund redemptions.

Note 7.      Public Offerings

                  In December 1997, the Company received approval from the SEC to offer $25,000,000 of Class A-1 unsecured promissory notes nationwide. In December 1997, the Company registered $15,000,000 of the Class A-1 notes. By November 29, 1999, $12,064,110 of the $15,000,000 had been sold. The Company deregistered the remaining $2,935,890 on November 29, 1999. On November 30, 1999, the Company registered another $12,500,000 of the Class A-1 Notes. Class A-1 Notes totaling $373,584 and $1,036,276 were outstanding at December 31, 2005 and 2004, respectively.

                  In July 2001, the Company received approval from the SEC to offer $50,000,000 of Alpha Class unsecured promissory notes nationwide. In July 2001, the Company registered $25,000,000 of the Alpha Class Notes. Alpha Class Notes totaling $14,663,780 and $17,606,067 were outstanding at December 31, 2005 and 2004, respectively.

                  In April 2005, the Company received approval from the SEC to offer $50,000,000 of Alpha Class unsecured notes payable nationwide. In April 2005, the Company registered all $50,000,000 of the Alpha Class notes. At December 31, 2005, $3,746,344 of these notes were outstanding.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 8.      Preferred Stock

                  The Company has 5,000 shares of Series A non-voting, non-transferable cumulative preferred stock authorized and 550 such shares outstanding. The liquidation preference of the Series A Preferred Stock is $1,000 per share. Each share is entitled to receive a quarterly cash dividend equal to a percentage of the liquidation preference which percentage equals the greater of 5% per annum or 150 basis points higher than the London Bank Inter-Bank Offer Rate (LIBOR) for six months in effect on the last day of the calendar quarter for which the dividend is to be declared. Under a redemption provision, the Company, at its sole election, at any time after December 31, 2006, may redeem any shares of Series A Preferred Stock for cash, in whole or in part, for an amount equal to the liquidation preference of each share of Series A Preferred Stock redeemed, plus any accrued and unpaid dividends on such shares, whether or not declared.

Note 9.      Income Taxes

                  Income tax provision for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Current:
Federal	$6,279	$54,181
State	8,303	23,118
	----------------------	-------------------------
Deferred:
Federal	(4,368)	--
State	248	--
	----------------------	-------------------------
	(4,120)	--
	----------------------	-------------------------
Provision for income taxes	$10,462	$77,299
	===============	=================

                  As of December 31, 2005, the Company recognized a net deferred tax asset of $27,318. The components of the net deferred tax asset included the allowance for loan losses of $51,855 and charitable contributions of $28,134, which were reduced by a deferred tax liability of $816 relating to depreciation, and a valuation allowance of $51,855. Management believes that it is more likely than not that future operation will generate sufficient taxable income to realize the deferred tax asset, net of the valuation allowance.

                  The effective tax rate for 2005 was 34.3%. The difference between the federal statutory rate of 15% and the effective tax rate of 34.3%, or 19.3%, was due to state taxes of 9.1%, net of the federal tax benefit, a disallowed loan loss provision of 7.9%, and other permanent differences of 2.3%.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 10.    Pension Plans

                  Employees of the Company participate in ECCU's defined contribution plan that includes two components: a 401(k) plan and a profit sharing plan.

                  401(k)

                  Employees are eligible to participate in the 401(k) plan upon hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary. The plan has a matching program, the percent of which is annually determined by the Board of Directors. Contributions for the plan years ended December 31, 2005 and 2004 were $7,828 and $8,592, respectively.

                  Profit Sharing

                  The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 1,000 hours of service during the latest accrual period. The amount annually contributed on behalf of each qualified employee is determined by the Board of Directors, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company's annual contribution. Contributions for the plan years ended December 31, 2005 and 2004 were $8,450 and $7,150, respectively.

Note 11.    Fair Value of Financial Instruments

                  Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

                  Cash

                  The carrying amount is a reasonable estimate of fair value.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2005, 2004 and 2003

Note 11.    Fair Value of Financial Instruments  (Continued)

                  Loans

                  Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                  Notes Payable

                  The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

                  Off-Balance Sheet Instruments

                  The fair value for the Company's loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

                        The fair value of the Company's financial instruments at December 31, are as follows:

                                                                                                  2005                                        2004

                                                                                   Carrying              Fair              Carrying              Fair

                                                                                    Amount             Value             Amount             Value

                        Financial assets:

                            Cash                                           $ 3,045,276      $ 3,045,276      $ 6,189,901      $ 6,189,901

                            Loans                                          45,931,178      46,574,000      42,021,583      47,134,000

                        Financial liabilities:

                            Notes payable                             46,917,963      47,008,000     46,161,457     46,162,000

                        Unrecognized financial

                            Instruments:

                        Commitment to extend credit                45,484             45,484                    - -                    - -

EXHIBIT A

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

ALPHA CLASS NOTE

SERIES A

HOLDER:	INITIAL INTEREST RATE:___%; YIELD:___%
Name:_____________________________	ISSUANCE DATE:__________________________
Name 2: __________________________________	PAYMENT DATE:_________day of____________
Address:___________________________ __________________________________ __________________________________	MATURITY DATE:_____________, 20_________
PRINCIPAL AMOUNT: $____________________	CATEGORY:_______________________________
INTEREST REINVESTMENT ELECTED:________________________	TERM:____________________________________
[See Section 5 Below]	NOTE NO.:________________________________

THIS SERIES A ALPHA CLASS NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN AGREEMENT, as defined below, which authorizes the issuance of up to $200,000,000 of Alpha Class Notes.

1.     Principal and Interest. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder as set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount (the "Principal"), together with interest from the date hereof on the unpaid Principal balance until paid at the Interest Rate per annum. Interest accruing hereunder shall be calculated on the basis of a 365‑day year for actual days elapsed.

2.     Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.     Loan and Trust Agreement. As a condition to the issuance of this Note, Holder agrees to adopt and to be bound by the terms and conditions of the Loan and Trust Agreement dated January     , 2005 (the "Loan Agreement"), the terms and conditions of which are incorporated herein by reference.

4.     Events of Default. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than a Majority in Principal Amount of the Outstanding Notes may direct the Trustee to act for all the Holders as provided in the Loan Agreement. Under the Loan Agreement, the Trustee, at the direction of the majority vote of the Holders, may declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an Event of Default arising from events of bankruptcy or insolvency with respect to Maker, all Outstanding Notes will become due and payable without further action or notice. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Loan Agreement.

5.     Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

6.     Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, and by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in principal amount equal to the unpaid principal amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

7.     Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months interest on principal amount of the Note prepaid.

8.     Amendment, Supplement and Wavier. Pursuant to the Loan Agreement, the Notes may be amended or supplemented by a majority vote of the Holders and any Default, Event of Default, compliance or noncompliance with any provision of the Notes may be waived by a majority vote of the Holders, provided that any such amendment or supplement affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all Holders of the then outstanding Notes based on the aggregate amount of principal and interest and penalty payments due them.

9.     Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owning hereunder.

10.   Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

                                                                                    By: ______________________________

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

ALPHA CLASS NOTE

SERIES B

HOLDER:	INITIAL INTEREST RATE:________%
Name: _____________________________________	ISSUANCE DATE:__________, 20____
Name 2: _____________________________________	PAYMENT DATE: 15th day of the month
Address:_____________________________ ____________________________________ ____________________________________	MATURITY DATE:_________, 20____
INSTALLMENT INVESTMENT: $________________________	INITIAL PRINCIPAL AMOUNT: $_______________________________
INTEREST REINVESTMENT ELECTED: _________________________ [See Section 6 Below]

THIS SERIES B ALPHA CLASS NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN AGREEMENT, as defined below, which authorizes the issuance of up to 200,000,000 of Alpha Class Notes, any or all of which may be the Series B Notes (the "Notes").

    1.     Principal. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Initial Principal Amount plus all additional advances by Holder to be added to the Initial Principal Amount, which shall include the Installment Investments which shall be made commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter through the last such date preceding the Maturity Date.

2.     Installment Investments. Holder must pay the minimum required Installment Investment by the 15th day of each month. Holder may pay more than the minimum required Installment Investment and the additional amount paid will be added to the unpaid balance of this Note. However, any additional amount will not be credited against future minimum required Installment Investments which must be paid as required.

In the event Holder fails to make more than one minimum required Installment Investment by the end of the month in which it is due, Holder shall be charged an administrative fee of $25 which shall be deducted from the unpaid balance of this Note as of the Payment Date on which delinquent Installment Investment was due. Maker shall not otherwise be liable for payment of the Installment Investments.

3.     Interest

Payment and Calculation. This Note shall be payable interest only, in arrears, on the Payment Date and on the same day of each month following thereafter until the Payment Date, on which date the unpaid balance of principal and accrued interest shall be due and payable. Interest shall be calculated on the basis of a 365‑day year for actual days elapsed. All Principal and interest shall be payable in lawful money of the United States of America. All payments made on this Note shall first be applied to the payment of accrued interest and the balance thereof to the payment of Principal.

Initial Interest Rate. This Note shall bear interest at the Initial Interest Rate until such time as the unpaid balance of this Note requires a change in the interest rate as described below.

Change in Rate. This Note shall bear interest at the Initial Interest Rate until such time as the unpaid balance of this Note or the time it has been outstanding since the Issuance Date requires a change in interest rate in accordance with the following:

Principal Balance	Time Outstanding	Interest Rate
Less than $1,000	Less than 6 months	3 month BIR + 0.75%
Less than $1,000	6 months or more	Corresponding BIR + 0.75%
More than $1,000	less than 6 months	3 month BIR + the fixed spread for the Series A Note corresponding in size
More than $1,000	6 months or more, but less than 12 months	Series A Note having a 6-month maturity of corresponding size
More than $1,000	12 months or more	Equal to the Series A Note of corresponding size and maturity

                                    For the purposes of the foregoing:

(a)          "BIR," or "blended index rate," is the average of the National Index Rate and the Los Angeles Index Rate for various obligations offered by financial institutions reported in the applicable edition of the Bank Rate Monitor in effect on the first day of each month.

(b)          "3‑month BIR" means the BIR for obligations with 3‑month maturities in effect at the time the Series B Note is purchased, or the time the interest rate on the Series B Note is adjusted.

                        (c)        "Corresponding BIR" means the BIR for reported for obligations having the longest maturity not exceeding the length of time the Series B Note has been outstanding.

(d)          The Series A Note of corresponding size means the category of Series A Note with the required minimum initial investment which does not exceed the unpaid principal balance of the Series B Note.

(e)          The Series A Note of the corresponding size means the Category of Series A Note having the longest maturity not exceeding the length of time the Series B Note has been outstanding.

(f)          The "fixed spread for the Series A Note" refers to the fixed spread between the BIR and the interest rate of the corresponding Series A Note which is offered by Maker on the applicable date.

(g)          The reported BIR used to determine an adjustment to the interest rate on this Note is the one in effect on the date an Installment Investment is paid.

Adjustments to the interest rate on this Note will be made, as required, on the date an Installment Investment is paid. At that time, interest will be changed if required by any change in the principal balance of this Note, the length of time the note has been outstanding, or if the BIR or the fixed spread on the corresponding Series A Note then in effect has changed. Any interest rate change is effective the day it is made and remains effective until the next Installment Investment where a change is required. In determining the maturity of a corresponding Series A Note, Maker shall use the original purchase date of this Note shall be used. Changes in the interest rate on this Note will remain in effect until a change in the unpaid balance of the Note, a change in the length of time this Note has been outstanding, or a change in the BIR or the fixed spread of the corresponding Series A Note requires an interest rate change.

4.     Loan and Trust Agreement. As a condition to the issuance of this Note, Holder agrees to adopt and to be bound by the terms and conditions of the Loan and Trust Agreement dated January      , 2005 (the "Loan Agreement"), the terms and conditions of which are incorporated herein by reference.

5.     Events of Default. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than a Majority in Principal Amount of all of the Series B Notes then outstanding (the "Majority Holders") may direct the Trustee to act for all the Holders as provided in the Loan Agreement. Under the Loan Agreement, the Trustee, at the direction of the Majority Holders,  may declare all of the Series B Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an Event of Default arising from events of bankruptcy or insolvency with respect to Maker, all Outstanding Notes will become due and payable without further action or notice. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Loan Agreement.

6.     Interest Reinvestment. If Holder has elected to reinvest interest payable on this Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.     Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to Holder, elect to prepay the Principal Amount in whole or in part, and by delivering to Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series B Notes are prepaid, Maker shall prepay all of the Series B Notes on a pro rata basis. In the event of such prepayment, a new Note in principal amount equal to the unpaid principal amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay the Series B Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay this Note on a voluntary basis agreed to by Holder, including any prepayment of this Note prior to maturity as described in Section 9 below.

8.     Early Presentment. Holder may, upon written notice to Maker, request prepayment of this Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay this Note. In the event Maker determines to prepay this Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months interest on principal amount of this Note so prepaid.

9.     Amendment, Supplement and Wavier. Pursuant to the Loan Agreement, this Notes may be amended or supplemented by the Majority Holders and any Default, Event of Default, compliance or noncompliance with any provision of this Notes may be waived by the Majority Holders, provided that any such amendment or supplement affecting the term, interest rate and other terms of this Notes must be ratable and proportionate in effect on all Holders of the then outstanding Notes based on the aggregate amount of principal and interest and penalty payments due them.

10.   Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owning hereunder.

11.   Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

                                                                        By:_________________________________

EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

ALPHA CLASS NOTE

SERIES C

HOLDER:	VARIABLE INTEREST RATE: ____% + BIR
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY:_________________________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS SERIES C ALPHA CLASS NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN

AGREEMENT, as defined below, which authorizes the issuance of up to $200,000,000 of Alpha Class Notes.

1.     Principal. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Initial Principal Amount plus all additional advances by Holder to be added to the Initial Principal Amount, which shall include the Installment Investments which shall be made commencing on the Payment Date of the month next following the month in which the issuance Date occurs and continuing on the same day of each month following thereafter through the month in which the Maturity Date occurs.

2.     Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.     Holder's Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

4.     Loan and Trust Agreement. As a condition to the issuance of this Note, Holder agrees to adopt and to be bound by the terms and conditions of the Loan and Trust Agreement dated January      , 2005 (the "Loan Agreement"), the terms and conditions of which are incorporated herein by reference.

5.     Events of Default. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than a Majority in Principal Amount of the Outstanding Notes may direct the Trustee to act for all the Holders as provided in the Loan Agreement. Under the Loan Agreement, the Trustee, at the direction of the majority vote of the Holders, may declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an Event of Default arising from events of bankruptcy or insolvency with respect to Maker, all Outstanding Notes will become due and payable without further action or notice. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Loan Agreement.

6.     Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.     Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, and by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in principal amount equal to the unpaid principal amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

8.     Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months interest on principal amount of the Note prepaid.

9.     Amendment, Supplement and Wavier. Pursuant to the Loan Agreement, the Notes may be amended or supplemented by a majority vote of the Holders and any Default, Event of Default, compliance or noncompliance with any provision of the Notes may be waived by a majority vote of the Holders, provided that any such amendment or supplement affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all Holders of the then outstanding Notes based on the aggregate amount of principal and interest and penalty payments due them.

10.   Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owning hereunder.

11.   Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.   California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION(TM)

                                                                                By:_________________________________

EXHIBIT D

ALPHA CLASS NOTES

LOAN AND TRUST AGREEMENT

            THIS LOAN AND TRUST AGREEMENT is dated as of                  , 2005 between Ministry Partners Investment Corporation, a California corporation (the "Company"), the Holders of the Company's Alpha Class Notes, as defined below, and King Trust Co., NA, the "Trustee", pursuant to the terms hereof.

            WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of its Alpha Class Notes, the "Notes", to investors; and

            WHEREAS, the Company desires to enter into this Loan and Trust Agreement, the "Agreement", with the Trustee and the holders of the Alpha Class Notes, the "Holders", who as a condition to their purchase of the Notes will be required to execute a counterpart signature page to the Agreement;

            NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company, the Trustee and the Holders mutually agree as follows:

ARTICLE I

DEFINITIONS

            Section 1.01. Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the prospectus.

            "Adjusted Net Worth" means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity's most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of the ECCU credit line, whether or not then funded, and any loan ECCU or any other lender is contractually obligated to loan to the Company, but only to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Alpha Class Notes. For purposes of computing Adjusted Net Worth, except with respect to the ECCU credit line and any other loans included in Adjusted Net Worth as provided in the foregoing, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party under GAAP.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," "controlling" and "controlled," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof. The Agreement is not qualified under or subject to the Trust Indenture Act of 1939, as amended.

            "Alpha Class Notes" means the up to $200 million in aggregate principal amount of the Alpha Class Notes which the Company issues to the Holders on or after the Effective Date under this Agreement. The Alpha Class Notes may be issued in one or more series or subseries ("categories") classes as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Class A, Class B and/or Class C as defined in this Agreement.

            "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

            "Capital Stock" means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Series A Preferred Stock.

            "Category" means the Category of Alpha Class Notes offered in each respective Series as designated in that Series.

            "Cash Flow" means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the subordinated ECCU Credit line and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of the ECCU Credit Line (and any other financing subordinated to the Notes) available to the Company on the date the determination of Cash Flow is made.

            "Default" means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

            "ECCU" means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

            "ECCU Credit Line" means that certain loan agreement and note in the amount of $5,000,000 dated April 20, 2004, as it may from time to time be amended, as subordinated by that certain Subordination Agreement dated of even date herewith, as it may from time to time be amended.

            "Effective Date" means                         , 2005.

            "Events of Default" means those Events of Default defined under "Events of Default" herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            "Fixed Charges" means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated to in right of payment amounts due and payable to the Alpha Class Notes.

            "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than the Company's credit line with ECCU) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Holder" means the Person or Persons in whose name a Alpha Class Note is registered on the books and records of the Company as a holder of Alpha Class Notes.

            "Indebtedness" means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

            "Majority in Interest" means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

            "Maturity Date" means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Alpha Class Note. The Maturity Date of a Alpha Class Note may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months, other than the Series C Notes shall have a Maturity Date of seventy-two (72) months from the date of issuance.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities and Exchange Act of 1934.

            "1939 Act" means the Trust Indenture Act of 1939, as amended.

            "Net Income" means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

            "Net Tangible Assets" means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party to the extent GAAP would require any different treatment.

            "Notes" means the Alpha Class Notes.

            "Other Indebtedness" means any Indebtedness of the Company outstanding, except any balance owing on the Previous Alpha Class Notes or the Alpha Class Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

            "Outstanding Notes" when used with respect to Alpha Class Notes means, as of the date of determination, all Alpha Class Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Previous Alpha Class Notes" means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001.

            "Prospectus" means, at any time determined, the final prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

            "Rate Schedule" means the schedule of interest rates payable on the Alpha Class Notes as issued by the Company in the following categories.

            "Series A Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit A hereto, issued in the following Categories.

             "Category A1" Notes which require an initial investment of at least $1,000 but less than $5,000;

             "Category A5" Notes which require an initial investment of at least $5,000 but less than $10,000.

             "Category A10" Notes which require an initial investment of at least $10,000 but less than $25,000.

             "Category A25" Notes which require an initial investment of at least $25,000 but less than $50,000.

             "Category A50" Notes which require an initial investment of at least $50,000 but less than $100,000.

             "Category A100" Notes which require an initial investment of at least $100,000.

            Each Series A Note shall pay a rate of interest designated for its respective category in the Rate Schedule effective on the date the Series A Note is issued. The Series A Notes shall have a term ("maturity") of not less than six (6) months nor more than sixty (60) months.

            "Series B Note" means any Note, in the form determined by the Company and deposited as part of Exhibit B hereto, in the initial principal amount of at least $250, requires the Holder to make additional advances to the principal thereof of at least $50 per month, and pays an interest rate initially set by the Company on issuance and which changes to that of the corresponding Series A Note, as defined, as the unpaid principal balance increases. The "corresponding Series A Note" is the largest Category of Series A Note with, at the time the determination is made, requires a minimum initial investment equal to or less than the unpaid principal balance of the Note and has the longest maturity which equals or is less than the length of time the Note has been outstanding.

            "Series C Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit C hereto, issued in the following Categories:

             "Category C10 Notes" which require an initial investment of at least $10,000, but less than $25,000.

             "Category C25 Notes" which require an initial investment of at least $25,000, but less than $50,000.

"Category C50 Notes" which require an initial investment of at least $50,000, but less than $100,000.

            "Category C100 Notes" which require an initial investment of at least $100,000.

            Each Category C Note shall pay a rate of interest at the variable rate designated by the Company for the Category C Notes on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

            "Subsidiary" means any corporation, limited liability company or partnership over which the Company may exercise majority control.

            "Tangible Adjusted Net Worth" means the Adjusted Net Worth of the Company less the Company's intangible assets, if any.

            "Trustee" means King Trust Co., N.A. or a successor Trustee approved pursuant to the applicable provisions of this Agreement.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

            Section 2.01. Limitation on Restricted Payment .  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (x) in capital stock of the Company or the capital stock of the subsidiary or (y) to the Company or any subsidiary; (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Alpha Class Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

                        (a)        no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                        (b)        such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

                                    (i)         50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company's most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

                                    (ii)        100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company by ECCU under the ECCU Credit Line;  plus

                                    (iii)       100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

                        (c)        The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

                                    (i)         the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

                                    (ii)        the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Previous Alpha Class Notes; or

                                    (iii)       (x) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (y) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (z) the making of any investment in the Company or any subsidiary of the Company in each case of (x), (y) and (z) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

            Section 2.02. Limitation or Outstanding Alpha Class Notes.  The Company shall not issue any Alpha Class Note if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100,000,000.

            Section 2.03. Limitation on Incurrence of Indebtedness. While any Alpha Class Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that: (i) is evidenced by the Alpha Class Notes; (ii) was existing on the last day of the calendar quarter last ending before the Effective Date as such other Indebtedness, including the Previous Alpha Class Notes, may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and gestation or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by the Company in the ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of ten million dollars ($10,000,000) outstanding immediately after the Indebtedness is incurred.

            Section 2.04. Merger, Consolidation or Sale of Assets. While any Alpha Class Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company's mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless (i) the Company is the surviving corporation of such consolidation or merger; and (ii) immediately after such transaction no Default or Event of Default exists.

            Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Alpha Class Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company's Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the "Minimum Tangible Adjusted Net Worth"), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

            Section 2.06. Payment of Trustee's Compensation and Expenses. The Company shall pay the Trustee's compensation and expenses provided for in Section 3.07, and the Trustee shall look only to the Company for such payment except as the noteholders may from time to time otherwise agree.

            Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

            Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

            Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Alpha Class Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company's possession.

ARTICLE III

TRUSTEE

            Section 3.01. Appointment of Trustee, and Commencement of Trust. King Trust Co., N.A. is hereby appointed, and hereby accepts such appointment, to serve as Trustee under this Agreement.

            Section 3.02. Trustee Eligibility. The Trustee may not be an Affiliate of the Company. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the 1939 Act. The Trustee shall always have a combined capital and surplus required by the 1939 Act. The Trustee is subject to Section 310(b) of the 1939 Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the 1939 Act.

            Section 3.03. Rights and Responsibilities of the Trustee. The Trustee shall, in the exercise of the rights and powers vested in it by this Agreement, use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct.

            In exercising its rights and powers under this Agreement, the Trustee may rely on the following:

                        (a)        The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Interest relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                        (b)        No provision of this Agreement shall require the Trustee to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

                        (c)        The Trustee may consult with counsel, accountants and other experts and the advice or opinion of such counsel, accountants and other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon and the Trustee shall have the right at any time to seek instructions from a court of competent jurisdiction;

                        (d)        The Trustee shall be presumed to have acted without negligence if it acted, or omitted to act, in good faith and in reliance upon an opinion of counsel obtained by it;

                        (e)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                        (f)        The Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with the care required in this Section 3.03; and

                        (g)        The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (h)        Anything to the contrary contained herein notwithstanding, the Trustee shall have no duty to take any action whatsoever if it believes in good faith that the taking of such action may expose the Trustee to personal liability.

            Section 3.04. Duties of the Trustee. In the event of a Default, the Trustee shall be subject to the following:

                        (a)        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to noteholders a notice of the Default within thirty (30) days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of noteholders;

                        (b)        During the continuance of an Event of Default:

                                    (i)         The Trustee need perform only those duties that are specifically set forth in this Agreement and no others,

                                    (ii)        In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement;

                        (c)        If an Event of Default occurs and is continuing the Trustee shall, subject to Section 3.02, take such action as it may be directed to take by a Majority in Interest of the Holders as provided in this Agreement.

            Section 3.05. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Agreement or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes.

            Section 3.06. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

                        (a)        To pay the compensation set forth in Exhibit D hereto;

                        (b)        To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee's gross negligence or bad faith;

                        (c)        To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            Section 3.07. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Agreement, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

            Section 3.08. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

            Section 3.09. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

            Section 3.10. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

            Section 3.11. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

                        (a)        An Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (b)        an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 3.12. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                        (a)        a statement that the person making such certificate or opinion has read such covenant or condition;

                        (b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (c)        a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (d)        a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            Section 3.13. Trustee May Hold Alpha Class Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

ARTICLE IV

DEFAULT AND REMEDIES

            Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

                        (a)        default for thirty (30) days in the payment when due of interest or penalty on any Note;

                        (b)        default for thirty (30) days in the payment when due of principal of any Note;

                        (c)        if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it; or

                        (d)        if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

                                    (i)         is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a "Payment Default") or

                                    (ii)        results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

                        (e)        the Company fails to comply with any of its other agreements in the Notes or this Agreement and the Default continues for the period and after the notice;

                      (f)          the Company pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)         commences a voluntary case,

                                    (ii)        consents to the entry of an order for relief against it in an involuntary case,

(iii)       consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                                    (iv)       makes a general assignment for the benefit of its creditors; or

                        (g)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (i)         is for relief against the Company in an involuntary case,

                                    (ii)        appoints a Custodian of the Company or for all or substantially all of its property, or

                                    (iii)       orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

            Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

            Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any noteholder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Agreement or the Notes only if:

                        (a)        the Holder gives to the Trustee notice of a continuing Event of Default;

                        (b)        the Holders of at least 25% in principal amount of the Notes make a request to the Trustee to pursue the remedy;

                        (c)        such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                        (d)        the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                        (e)        during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

            A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                        (a)        To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                        (b)        To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Agreement.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

            Section 4.8. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

                        (a)        First: To the payment of all unpaid amounts due to the Trustee hereunder;

                        (b)        Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

                        (c)        Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 1/2%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Alpha Class Notes until the date it actually is mailed, deposited or credited.

            Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Agreement, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Agreement, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

            Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

            Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Agreement, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

            Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS AGREEMENT, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Agreement or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

                        (a)        Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                        (b)        The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                        (c)        Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

                        (d)        The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                        (e)        No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

            It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Agreement to affect, disturb or prejudice the rights created under this Agreement or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Agreement.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE

TRUSTEE AND THE COMPANY

            Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the "reporting date"), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

            Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

REMOVAL, RESIGNATION OF TRUSTEE,

APPOINTMENT OF SUCCESSOR TRUSTEE

            Section 7.01. Termination of Trust and Removal of Trustee, Appointment of Successor. The Trustee may resign, be removed, and a replacement or successor Trustee may be approved only in accordance with the following.

                        (a)        No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee as provided herein.

                        (b)        The Trustee may resign as Trustee hereunder at any time by giving written notice thereof to the Company and the Holders. Upon delivery of an instrument of acceptance by a successor Trustee duly appointed by a Majority in Interest of the Holders the resignation will become effective.

                        (c)        The Trustee may be removed as Trustee hereunder at any time by written notice approved by a Majority in Interest of the Holders, delivered to the Trustee and to the Company, and upon delivery of an instrument of acceptance by a successor Trustee duly appointed by a Majority in Interest of the Holders the removal will become effective.

                        (d)        If at any time:

                                    (i)         The Trustee shall cease to be eligible as Trustee and shall fail to resign after written request therefor by the Company or by any Holder, or

                                    (ii)        The Trustee shall be adjudged incompetent, bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then in any such case, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 7.02. Company's Removal. The Company may remove the Trustee if:

                      (a)          the Trustee fails to comply with Section 3.02;

                      (b)          the Trustee is adjudged a bankrupt or an insolvent;

                      (c)          a receiver or public officer takes charge of the Trustee or its property;

                      (d)          the Trustee becomes incapable of acting;

                        (e)        the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a Majority in Interest may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 3.02, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 7.03. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee under this Agreement. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Article III.

ARTICLE VIII

THE NOTES

            Section 8.01. Form and Dating. The Notes shall be substantially in the form of Exhibit A, which is part of this Agreement.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

            Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

                        (a)        A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

                        (b)        Two Officers shall sign the Notes for the Company by manual or facsimile signature.

                        (c)        If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and/or an office or agency where Notes may be presented for payment ("Paying Agent"). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Agreement.

            Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

            Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of noteholders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

            Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange.

            Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company's requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

            Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 10.01, they cease to be outstanding and interest on them ceases to accrue.

            Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

            Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

            Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to noteholders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

            Section 9.01. Supplement Agreement Without Consent of Holders. Without the consent of the Holders, the Company, when authorized by a board resolution, and the Trustee may from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                        (a)        To add to the conditions, limitations and restrictions on the authorized amount or purposes of issue, authentication and delivery of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; provided that any such modification does not adversely affect the rights and interests of the Holders.

                        (b)        To evidence the succession of another corporation or entity to the Company and the assumption by any such successor of the covenants of the Company contained herein; or

                        (c)        To add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                        (d)        To cure any ambiguity, to amend any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, provided such action shall not adversely affect the rights and interests of the Holders.

                        (e)        In the event the Company desires to issue the Notes in a series not then defined in this Agreement, the Company shall immediately notify the Trustee of the term and conditions of such series and/or class of Notes, and they shall promptly amend this Section 9.01 to include a definition of such series or class.

            Section 9.02. Supplemental Agreements with Consent of Holders. Any Amendment (supplemental Agreement) to this Agreement shall comply with the following.

                        (a)        With the consent of the Holders of a Majority in Interest affected by such agreement or supplemental agreement, by Act of such Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes under this Agreement. Such agreement or supplemental agreement may, with the consent of a Majority in Interest of the Holders of each Outstanding Class of Notes affected thereby, effect a compromise or settlement affecting the term, interest rate and other terms of all the Outstanding Notes; provided that any such compromise or settlement must be ratable and proportionate in effect on all Outstanding Note Holders based on the aggregate amount of principal and interest and penalty payments due them under the terms of their respective Notes as of the date of settlement.

                        (b)        The Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental agreement and any such determination shall be conclusive upon the Holders of all Outstanding Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

                        (c)        It shall not be necessary for any Act of Holders under this section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03. Effect of Supplemental Agreements. Upon the execution of any supplemental agreements under this Article, this Agreement shall be modified in accordance therewith and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of the Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

SATISFACTION OF NOTES

            Section 10.01. Payment of Notes, Satisfaction and Discharge of Agreement. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Agreement and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Agreement.

ARTICLE XI

PROVISIONS OF GENERAL APPLICATION

            Section 11.01. Acts of Holders

                        (a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

                        (b)        The ownership of the Notes shall be conclusively proven by the books and records of the Company.

                        (c)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            Section 11.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, given, delivered or filed with:

                        (a)        The Trustee by any Holder or by the Company given in writing to the Trustee at King Trust Co., N.A., 8050 Spring Arbor Road, P.O. Box 580, Spring Arbor, Michigan, 49283.

                        (b)        The Company by the Trustee or by any Holder given in writing to Ministry Partners Investment Corporation at 955 West Imperial Highway, Brea, California 92821, Attention: the President, or at any other address previously furnished in writing to the Trustee by the Company.

                        (c)        The Holders by the Company or the Trustee given in writing to each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

                        (d)        Any notice or communication to a noteholder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a noteholder or any defect in it shall not affect its sufficiency with respect to other noteholders. If the Company mails a notice or communication to noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

                        (e)        Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other's address stated in this  Section 11.02 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            Section 11.03. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

            Section 11.04. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Agreement.

            Section 11.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

            Section 11.06. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.07. Benefits of Agreement. Nothing in this Agreement or in the Alpha Class Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 11.08. Governing Law. This Agreement and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

            Section 11.09. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Alpha Class Note and for all other purposes whatsoever, whether or not such Note is overdue.

            Section 11.10. Trust Indenture Act Controls. If any provision of this Agreement limits, qualifies, or conflicts with another provision which is required to be included in this Agreement by the 1939 Act, the required provision shall control.

            Section 11.11. Communication by Holders with Other Holders. noteholders may communicate pursuant to Section 312(c) of the 1939 Act.

            Section 11.12. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart. The Holders have consented hereto and are bound hereto by executing an agreement to be bound hereby contained in the subscription document related to the offering of the Alpha Class Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                            THE COMPANY

                                                            MINISTRY PARTNERS INVESTMENT CORPORATION,

a California corporation

                                                                        By:                   _____________________

                                                            THE TRUSTEE

                                                             KING TRUST CO., N.A.

                                                                        By:                   _____________________

                                                                                                _____________________

                                                                                                                Print Name

                                                            THE HOLDERS

Adopted by execution of each individual counter signature page.

EXHIBIT E

FREQUENTLY ASKED QUESTIONS REGARDING THE OFFERING

Q: Who are we?

A: We are Ministry Partners Investment Corporation.  We were established in 1991 by ECCU as its wholly owned subsidiary to provide an additional funding source for mortgage loans ECCU originates to finance church and ministry related properties.

_____________________________________________________________________________________

Q: Who is ECCU?

A: ECCU is our parent. ECCU is the Evangelical Christian Credit Union, a California State chartered credit union.  ECCU is a not-for-profit, mutual benefit corporation. ECCU has in excess of one billion dollars of assets under management and serves members in all 50 states and over 100 countries worldwide.

_____________________________________________________________________________________

Q: How do you use my investment in the Notes?

A: We use the proceeds from your investment to purchase mortgage loans secured by church or ministry related properties, such as churches, ministry headquarters and classroom facilities. To date almost all of our loan investments have been originated by and purchased from or through ECCU. We help provide the needed funding to see church projects to completion, whether it's a new worship center, ministry headquarters or additional classrooms.

_____________________________________________________________________________________

Q: How would my investment in a Series A Note work?

A: Suppose you purchase a Series A, Category A-25 Note with a 24-month maturity at a time the BIR for 24-month obligations was 2.41%. Then the interest rate payable on your Series A Note would be the stated BIR plus 1.36%, or 3.77%.

_____________________________________________________________________________________

Q: How would my investment in a Series B Notes work?

A: Suppose you purchase a Series B Note for an initial investment of $3,000 and you choose to make minimum required installment investments of $50 per month. Then:

            *           Your Series B Note will initially have the interest rate to that of the BIR for 3-month obligations plus the fixed spread of a Series A Note of equal principal amount. That is, a Series A, Category A-1, Note which has a 6-month maturity and requires a minimum initial investment of $1,000.

Suppose you also choose to have the interest payable on your Series B Note added to your Note's principal, rather than paid to you when it's due (i.e., you make the Interest Reinvestment Election).  Then:

            *           Interest payable on the Series B Note will be accrued and posted to principal on the last day of the month.

If, after 20 months from the date you purchased your Series B Note, the aggregate installment investments you have made, when added to the accrued but unpaid interest which has been posted to the principal, results in the Series Note having an unpaid balance of $5,000. Then, upon your payment of the last installment investment, the interest rate of your Series B Note will change to the interest rate then paid on the Series A Note of equal principal amount and maturity.  That is, a Series A, Category A-5 Note, with a 12-month maturity.

On the date of the first investment installment you made after your Series Note has been  outstanding for 24 months, the interest on your Series B Note would change from that of a Series A-5, 12-month Note to that of a Series A-5, 24-month Note of an equal principal balance.

If the unpaid principal balance of your Series B Note should increase to $10,000 after it has been outstanding for 60 months, the interest rate of your Series B Note will change to the interest rate then paid on a Series A-10, 60-month Note.

If you then request and we agree to prepay $4,000 of the $10,000 unpaid balance on your Series B Note at the time the note has been outstanding for 24 months, the interest rate on your Series B Note will be changed to equal that of the Series A Note of equal principal amount and maturity. In this case, a Series A, Category A-5 Note which has a maturity of 24 months. Also, in connection with the prepaying on your Series B Note, we may charge an administrative fee of up to 3 months interest payable under your Series B Note with respect to the $4,000 prepayment. In addition, if you hold your Series B Note in an IRA, you may incur additional withdrawal penalties, fees and/or taxes.

If you voluntarily make a large installment investment of $300 on your Series B Note for one month, the payment will, when made, increase the unpaid balance of your Series B Note by $300. However, the payment of the additional $250 over the required $50 installment investment would not be counted against the minimum required $50 installment investment for the next or any succeeding month. If you should fail to timely pay a subsequent installment investment, the investor will be subject to a $25 administrative charge for each subsequent failure to timely pay an installment investment.

_____________________________________________________________________________________

Q: How would my investment in a Series C Note work?

A.:        If you purchase a Series C Note for $78,000, you will receive a Series C, Category C-50 Note which will bear interest at a variable rate equal to 1.00% + the BIR for 72-month obligations. The interest rate on your Series C Note will be adjusted each time the 3-month BIR is adjusted. Your Series C Note will have a maturity of 72 months. However, we will repay all or part of your Series C Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

_____________________________________________________________________________________

Q: Can I cash in my Note before it is due?

A: You cannot require us to pay the Series A or Series B Notes before they are due. You can request early payment of a portion or all of a Series C Note. You can request that we voluntarily prepay all or a portion of a Series A or Series B Note before it is due.

_____________________________________________________________________________________

Q: What if I have an emergency and I need to cash in my Note?

A: If you have a Series A Note or a Series B Note, you do not have the right to require us to prepay the Note. However, you may at any time request that we voluntarily prepay your Note in whole or in part. Our current policy is to grant any reasonable request subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct, as an administrative charge of up to 3 month's interest.

_____________________________________________________________________________________

Q: Do you have the right to prepay my Note?

A: Yes, we can prepay any Notes upon our giving you at least 30 days written notice of the redemption date. On the redemption day we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

_____________________________________________________________________________________

Q: What is your obligation to pay my Notes?

A: Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by our parent, ECCU, or any other person.

_____________________________________________________________________________________

Q: Do any of the Notes have priority as to payment over any other series or category?

A: No.  All of the Alpha Class Notes have equal right to payment of principal and interest.  We sometimes refer to this equal priority as a Note being in "pari passu" with the other  Alpha Class Notes.

_____________________________________________________________________________________

Q: Do I have to abide by the terms of the Loan Agreement?

A: Yes, as a condition to your purchase of your Note, you must agree to become a party to the Loan Agreement and abide by its terms and conditions.

_____________________________________________________________________________________

Q: Why is there a Loan Agreement?

A: We require you execute the Loan Agreement in order to:

            *           establish the common terms and conditions for the Notes and a means by which the noteholders can act in an organized manner;

            *           provide for the appointment of an independent Trustee and allow us to deal with a single representative of the Holders with respect to matters addressed in the Loan Agreement, including in the event of our default; and

            *           to authorize the Trustee to monitor our compliance with the Loan Agreement, to give timely notices to the noteholders, and to act for the noteholders in the event of a default and in regard to other matters.

As required by U.S. Federal law, the Notes are governed by the Loan and Trust Agreement, which constitutes "indenture" under the 1939 Act. An indenture is a contract between us, you as noteholders and the Trustee, who is appointed to serve under and pursuant to the Loan Agreement.

_____________________________________________________________________________________

Q: What is the Trust and Indenture Act of 1939?

A: The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, it provides, that unless exempt, Notes sold to the public in a registered offering must be governed by a trust indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act.  The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefitting the debt holders. The Company has registered the Notes under the 1939 Act.

_____________________________________________________________________________________

Q: What does the Trustee do?

A: The Trustee has two main roles under the Loan Agreement:

            *           The Trustee performs certain administrative duties for us and you, such as sending you notices; and

            *           The trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

_____________________________________________________________________________________

Q: Will the Trustee be responsible for collecting and paying to us any principal or interest due on the Notes?

A: No.  The Loan Agreement provides that all payments of principal and interest will be made directly by us to the noteholders.  We must certify to the Trustee on a monthly basis that we are current on all payments then due on each series and category of Note outstanding and on an annual basis that we are not in default on any of our promises under the Loan Agreement.  Thus, we will act as our own "Paying Agent."  We have the right in the future to appoint an independent Paying Agent if we deem it necessary or appropriate.

_____________________________________________________________________________________

Q: Who is the Trustee?

A: The Trustee is the King Trust Company, N.A., a federally chartered trust company with fiduciary powers in 50 states. King Trust Company offers comprehensive financial services, including asset management.

_____________________________________________________________________________________

Q: What promises do you make to the noteholders under the Loan Agreement?

A: Under the Loan Agreement, we promise, or "covenant," to do the following:

            *           Make timely interest and principal payments on the Notes;

            *           Maintain a minimum net worth;

            *           Not issue additional debt beyond specified limits;

            *           Not issue any Note which is prior in light to payment or "senior" to the Alpha Class Note;

            *           Timely make principal and interest payments on the Notes and on our debt, which is junior to the Notes.

_____________________________________________________________________________________

Q: When does the Trustee to act on our behalf?

A: The Trustee will act only as expressly directed to act under the Loan agreement or as directed by the noteholders holding a majority and interest of the outstanding Notes requesting the action. In the event the action requested involves more than one Series of outstanding Notes, the Holders of all of the series and categories of Notes affected will vote as a single class or group.

    It should be noted that this may act as a disadvantage to the Holders of one or more series or categories of Notes outstanding in certain events where their series or category may be particularly affected by a default, but where the Holders of all the Notes affected by the default do not deem it necessary to act. For instance, this might occur where a series or category of Notes are in default with respect to current payments and where other series or Notes are in default because of their right to accelerate payment, but are actually current with the payments.

_____________________________________________________________________________________

Q:         Which noteholders can direct the Trustee to Act?

A: The noteholders holding a majority of the outstanding principal amount of the Notes affected by the action may direct the Trustee to act on their behalf. We refer to these noteholders as having a "Majority in Interest" of the Notes.

_____________________________________________________________________________________

Q: Who pays the Trustee?

A: Under the Loan Agreement, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Loan Agreement.

_____________________________________________________________________________________

Q: If all of the Notes have equal right to payment, wouldn't a Note which is payable first have priority over Notes which are payable later?  That is, if there should be a default with respect to one series or category of Note, wouldn't the Holder's right on that Note to bring action for payment prejudice the right to payment of other Notes which aren't then in default?

A: Ordinarily, this could be true.  However, the Loan Agreement provides that in the event we default in the payment of interest or principal on any series or category of Note, the Holders of at least 10% of the outstanding unpaid principal amount of each other series or category of Notes then outstanding also may declare us in default of the other Notes and to require the Trustee to call the amount of principal and interest then outstanding on the Note immediately due and payable. This is commonly known as a "right to accelerate payment." Thus, in the event we are in default in the payment of principal or interest on any series or category of Note, the Holders of each other series and category of Note can declare their Notes then due and payable so that all outstanding Alpha Class Notes are on equal footing with respect to their claim against our assets for payment.

_____________________________________________________________________________________

Q: What is an Event of Default?

A: An Event of Default is an event defined in the Loan Agreement, which if not timely cured, allows the Note holder to take action against us to pay your Note. Events of Default include:

            *           Our failure to timely pay interest or principal on your Note;

            *           Our filing of Bankruptcy;

            *           Our breach of any of our covenants in the Loan Agreement.

_____________________________________________________________________________________

Q: What happens in the event of a default?

A: When the Trustee learns of an Event of Default, it must give written notice to the Holders of the default within 30 days thereafter. The Trustee then awaits direction from the noteholders holding a Majority in Interest of the series and category of Notes affected by the default.  The Holders of the affected category will vote as a single class.

_____________________________________________________________________________________

Q: How will we know if a default occurs?

A: Under the Loan Agreement, the Trustee will send notice to you of any Event of Default. The Trustee will generally become aware of the default under two circumstances:

            *           Upon notice from the Holders holding at least ten percent (10%) of the Outstanding Notes of any series or category; or

            *           By reason of our written notification to the Trustee, or a failure to notify the Trustee of our compliance.

The Loan Agreement requires us to notify the Trustee promptly after each payment of principal and interest on each series and category of Note.  Also, on an annual basis, we are required to notify the Trustee of our compliance with each covenant.  In the event we fail to notify the Trustee of our compliance or we notify the Trustee that we failed to comply, the Trustee would become aware of an event of default.

_____________________________________________________________________________________

Q: Does the Trustee have the right to waive any default on behalf of the noteholders?

A: Yes, but only with the consent or approval of a majority and interest of each series and category of Note affected by the default.

_____________________________________________________________________________________

Q: Can you modify or amend the Loan Agreement without the consent of the noteholders?

A: Yes, under certain circumstances.  In general, we may amend or modify the Loan Agreement with the Trustee without the consent of the Holders of the Notes for the following reasons:

            *           To evidence the assumption by a Successor Trustee under the Loan Agreement;

            *           To add covenants or new events of default for the protection of the Holders;

            *           To cure any ambiguity or correct any inconsistency in the Loan Agreement;

            *           To establish the form and terms of the Notes issued under the Loan Agreement;

            *           To evidence the acceptance of the appointment by Successor Trustee;

            *           To evidence the assumption of a successor entity of our obligations under the Loan Agreement;

            *           To amend the Loan Agreement in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the Holders of any class or series of the Outstanding Notes.

In all other cases, we and the Trustee must have the consent of the Holders of not less than a Majority in Interest of the Notes of each class and series then outstanding and affected by the amendment.  Thus, we may amend the Loan Agreement to modify in any manner the rights of the Holders of any class or series of the Notes only with the vote of a Majority in Interest of the Holders of those Notes.

_____________________________________________________________________________________

Q: What recourse do the noteholders have in the event of a default?

A: In the event of a default, a Majority in Interest of the noteholders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

_____________________________________________________________________________________

Q: What liability does the Trustee have to the noteholders?

A: The Trustee is charged to conduct itself in a manner consistent with a reasonable prudent person in taking actions directed by the noteholders. However, the Trustee disclaims any responsibility with respect to the form of a Note or the enforceability of the Notes or the Loan Agreement.

_____________________________________________________________________________________

Q: What reports are you required to provide the Trustee?

A: The Loan Agreement requires us to provide the Trustee the following reports.

            *           No later than 5 business days following the end of each month, we must provide the Trustee a list of the names and addresses of the current owners of record of the Notes.

            *           Within 90 days of the end of each fiscal year, we are required to provide the Trustee with a certified statement that as of the end of the fiscal year we have fulfilled all of our obligations under the Loan Agreement with respect to each class and series of Notes.

            *           We are required to provide the Trustee with a copy of each report we send to the noteholders.

            *           We are required to file with the Trustee at the time we file the report with the SEC, a copy of each current quarterly and annual report we file with the SEC pursuant to our obligations under the 1934 Act.

_____________________________________________________________________________________

Q: Who is the registrar for the Notes?

A: We act as our own registrar with respect to the issuance of the Note. Thus, we are responsible for issuing and authenticating the Notes and keeping records of the amount of each Note outstanding and the names and addresses of the Holders.  We reserve the right in the future, in our discretion, to appoint an independent registrar to conduct all or any of these functions.

_____________________________________________________________________________________

Q: Can you enter into a reorganization, such as a merger or consolidation, or sell all of your assets without the consent of the noteholders?

A: Yes.  Under the Loan Agreement we may, without the consent of the Holders of any outstanding series or category of Notes, consolidate with or merge into, or convey, transfer or lease, all or substantially all of our assets to, any other entity organized and validly existing under the laws of any domestic jurisdiction, provided that after giving effect to the transaction no event of default will have occurred and be continuing under the Loan Agreement.

EXHIBIT F

MINISTRY PARTNERS INVESTMENT CORPORATION

CLASS ALPHA NOTES

PURCHASE APPLICATION

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION

PO Box 1299

Brea, CA 92822-1299

 PURCHASER INFORMATION

[  ]           Individual

First Name              Middle Initial                           Last Name                                Date of Birth                     Social Security Number

[  ]           Joint Tenant

First Name              Middle Initial                           Last Name                               Date of Birth                    Social Security Number

[  ]           Gift/Transfer to Minor

Custodian's Name (one only)                                                                                                               Minor's Social Security Number

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                                                Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                           Name of Trust                                                                                               Tax Identification Number

MAILING ADDRESS                                         Email address: __________________________________________

Street Address                         Apt./Suite Number                                   City                                          State                          Zip Code

(             )                                                  (             )                                              [      ] U.S.     [     ] Other

Business Telephone                 Home Telephone                                               Citizenship                                          Indicate Country

.             NOTE(S) PURCHASED     Please indicate in the space provided, the dollar amount invested in the Series of Note stated.

Amount Purchased                 Categories                                  Maturity (Term)                                      Interest Rate

$_____________              Category A1 Note                                                        mos.                                        %

$_____________              Category A5 Note                                                        mos.                                        %

$_____________              Category A10 Note                                                      mos.                                        %

$_____________              Category A25 Note                                                      mos.                                        %

$_____________              Category A50 Note                                                      mos.                                        %

$_____________              Category A100 Note                                                    mos.                                        %

$_____________              Category B Note                   Installment ($50/mo)   [  ]   or       Other $___ ________

$_____________              Category C10 Note                                                                                                       %

$_____________              Category C25, C50, C100 Note                                                                                   %

$_____________    Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

PAYMENT OPTIONS

[  ]           Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[  ]           I elect to receive all payments of interest on my Note:  ___Monthly;  ___Quarterly; ___Semi-annually;   ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Loan and Standby Trust Agreement.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign.  Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I  have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.   Securities products offered by Ministry Partners Investment Corporation are not deposits of, obligations of, or guaranteed by Evangelical Christian Credit Union.  They are not insured or guaranteed by the NCUSIF or any other government agency or private insurer.  These products involve investment risk, including possible loss of principal.  Ministry Partners Investment Corporation is a wholly owned subsidiary of the Credit Union.

Signature                                                                                Print Name                                                                                       Date

Signature                                                                               Print Name                                                                                        Date

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)            Print Name                                                                               Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)  Print Name                                                                       Date

MINISTRY PARTNERS INVESTMENT CORPORATION

CLASS ALPHA NOTES

CORPORATION - PURCHASE APPLICATION

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION

PO Box 1299

Brea, CA 92822-1299

As required by the USA  PATRIOT Act, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  What this means for you:  When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you.   We thank you for your understanding and cooperation.

PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                                                Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                           Name of Trust                                                                                               Tax Identification Number

Documents required for verification.     Circle one and include a copy with application:

                Articles of Incorporation

                Signature pages of Trust

                Partnership Agreement

                Charter

                Other:

MAILING ADDRESS                            Email address: __________________________________________

Street Address                         Apt./Suite Number                                   City                                          State                          Zip Code

If PO Box is mailing address, include a physical location address:

(             )                                   (             )                               [      ] U.S.     [     ] Other____

Business Telephone                 Home Telephone                                               Citizenship                          Indicate Country

NOTE(S) PURCHASED     Please indicate in the space provided, the dollar amount invested in the Series of Note stated.

Amount Purchased                 Categories                                  Maturity (Term)                                      Interest Rate

$________________              Category A1 Note                                                  mos.                                        %

$________________              Category A5 Note                                                  mos.                                        %

$________________              Category A10 Note                                                mos.                                        %

$________________              Category A25 Note                                                mos.                                        %

$________________              Category A50 Note                                                mos.                                        %

$________________              Category A100 Note                                              mos.                                        %

$________________              Category B Note             Installment ($50/mo)   [  ]   or       Other $_________

$________________              Category C10 Note                                                                                                 %

$________________              Category C25, C50, C100 Note                                                                             %

$________________              Total Amount Purchased   Make check payable to "Ministry Partners Investment Corporation."

PAYMENT OPTIONS

[  ]           Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[  ]           I elect to receive all payments of interest on my Note:  ___Monthly;  ___Quarterly; ___Semi-annually;   ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Loan and Standby Trust Agreement.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign.  Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I  have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.   Securities products offered by Ministry Partners Investment Corporation are not deposits of, obligations of, or guaranteed by Evangelical Christian Credit Union.  They are not insured or guaranteed by the NCUSIF or any other government agency or private insurer.  These products involve investment risk, including possible loss of principal.  Ministry Partners Investment Corporation is a wholly owned subsidiary of the Credit Union.

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)            Print Name                                                                               Date

             Social Security Number:

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)  Print Name                                                                       Date

            Social Security Number :

Signature -                                                        Print Name                                                                                                              Date

              Social Security Number:

          No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

MINISTRY PARTNERS INVESTMENT CORPORATION $50,000,000 ALPHA CLASS NOTES PROSPECTUS MAY 7, 2006

[Outside Back Cover of Prospectus]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Registrant's Articles of Incorporation authorize Registrant to indemnify its agents (including its officers and directors to the fullest extent permitted under the California General Corporation Law). Registrant's Bylaws generally allow for indemnification of directors and officers against certain loss from proceedings including threatened, pending or completed investigative, administrative civil and criminal proceedings, provided such persons acted in good faith and in a manner the person reasonably believed to be in the best interests of Registrant or that the person had reasonable cause to believe to be lawful.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

Securities and Exchange Commission Registration Fee	$4,600
Accounting and Legal Fees and Expenses	$60,000
Printing	$5,000
Miscellaneous Expenses	$5,000
TOTAL	$74,600

All of the above items except the registration fee are estimates.

Item 26.  Recent Sales of Unregistered Securities.

The Company from time to time sells debt investments on a negotiated basis to ministries or  individuals who have purchased notes from the Company before and/or are accredited persons within the meaning of Rule 501 under Regulation D. For each of these notes, interest rates, terms and other conditions of the loan were negotiated with the investor. Substantially all of these notes have a maturity of less than 12 months. The Company has relied upon the exemptions under Section 4(2) of the 1933 Act in selling these debt securities. During the period from January 1, 2004 to the date of this Post Effective Amendment to the Registration Statement, the Company sold an aggregate of approximately $1,321,000 from a total of four investors, each of whom was an accredited investor within the meaning of Regulation D. The Company relied on the exemptions under 4(2), Regulation D and/or Regulation S under the 1933 Act in making these sales.

Item 27.  Exhibits.

3.1       Articles of Incorporation of Registrant (1)

3.2       Bylaws of Registrant (1)

3.3       Certificate of Amendment to Articles of Incorporation dated December 11, 2001 (2)

4.1       ECCU Class Alpha Note Subordination Agreement (2)

4.2       Amendment and Confirmation of Class Alpha Subordination Agreement (2)

4.3       ECCU Subordination Agreement dated April 20, 2004

5.1       Opinion of Rushall & McGeever (3)

10.1     ECCU Loan Agreement and Note (3)

10.2     ECCU Loan Agreement and Promissory Note dated March 28, 2002 (2)

10.3     ECCU Loan Agreement and Promissory Note dated April 20, 2004 (3)

23.1     Consent of Rushall & McGeever (included in Exhibit 5.1 hereto)

23.2     Consent of Turner, Warren, Hwang & Conrad (3)

            23.3     Consent of Turner, Warren, Hwang & Conrad

            23.4     Consent of Hutchinson and Bloodgood LLP

25.1     Powers of Attorney (included on page II-4 of Registration Statement)

25.2     Form T-1 with exhibits.

___________________

(1)        Incorporated by reference from Registration Statement on Form SB-2 filed on November 19, 1997 (Accession No. 0000944130-97-000025), as amended.

(2)        Incorporated by reference from Registration Statement on Form SB-2 filed on May 24, 2001

(Accession No. 0000944130-01-500010), as amended.

(3)        Previously filed as part of this registration statement.

Item 28.  Undertakings

(a)        Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)       To include any additional or changed material information on the plan of distribution.

Provided, however, that the undertakings set forth in paragraphs (1)(I) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or S-8 and the information required in a post-effective amendment is incorporated by reference in periodic reports filed by the Registrant pursuant to the Securities Exchange Act of 1934.

(2)        That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b)        Equity offerings of non-reporting small business issuers. As Registrant has no duty before the offering to file reports with the Commission under Section 13(a) or 15(d) of the Exchange Act registering equity securities for sale in an underwritten offering, Registrant hereby undertakes to provide to any underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)        Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 29.           Financial Statements.

Included in the Prospectus in Part I of this Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Brea, California, on the 7th day of May, 2006.

MINISTRY PARTNERS INVESTMENT CORPORATION

By: /s/ Mark G. Holbrook

Mark G. Holbrook,

Chairman of the Board

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mark G. Holbrook as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form SB-2 of Ministry Partners Investment Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark G. Holbrook Mark G. Holbrook	Chairman of the Board, Chief Executive Officer	May 7, 2006
/s/ Van C. Elliott Van C. Elliott	President, Secretary, Director	May 7, 2006
/s/ Mark A. Johnson Mark A. Johnson	Chief Financial Officer, Treasurer, Director	May 7, 2006
/s/ Arthur G. Black Arthur G. Black	Director	May 7, 2006
/s/ Shirley N. Bracken Shirley N. Bracken	Director	May 7, 2006
/s/ Scott T. Vandeventer Scott T. Vandeventer	Director	May 7, 2006
/s/ Kenneth N. Von Rohr Kenneth Von Rohr	Director	May 7, 2006